UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

CTO REALTY GROWTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

CTO
REALTY GROWTH

CTO REALTY GROWTH, INC. 369 N. New York Ave, Suite 201 Winter Park, FL 32789
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting Date: June 17, 2026
Time: 11:00 a.m. eastern time
Location: Online Meeting Only — No Physical Location
AGENDA:
1.
Election of the six director nominees listed in the proxy statement for one-year terms expiring at the 2027 annual meeting of stockholders;

2.
Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026;

3.
Hold an advisory vote to approve executive compensation; and

4.
Approve the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan, replacing the Company’s Fifth Amended and Restated 2010 Equity Incentive Plan;

5.
Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 16, 2026, are entitled to notice of, and to participate in and vote at, the 2026 annual meeting of stockholders (including any adjournments or postponements thereof, the “Annual Meeting”).
We hope you will be able to participate in the Annual Meeting. However, whether or not you plan to participate live in the Annual Meeting, you are urged to vote by telephone or online as instructed in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the Annual Meeting. You may also request a printed proxy card to submit your vote by mail. You will not receive a printed copy of the proxy materials unless you request them as instructed in the Notice of Internet Availability of Proxy Materials. If you submit your proxy (whether via Internet, telephone or return of paper proxy card by mail) and then decide to either (i) revoke your proxy or (ii) participate live in the Annual Meeting and to vote your shares during the Annual Meeting, you may do so in accordance with the procedures set forth in the accompanying proxy statement.
By Order of the Board of Directors
Daniel E. Smith
Senior Vice President,
General Counsel & Corporate Secretary
Winter Park, Florida
April 28, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2026: CTO Realty Growth, Inc.’s proxy statement in connection with the Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission are available at: www.edocumentview.com/CTO.

CTO REALTY GROWTH, INC.
PROXY STATEMENT

Page
LETTER FROM THE CHAIRMAN	1
GENERAL INFORMATION	3
PROPOSAL 1: ELECTION OF DIRECTORS	8
DIRECTOR COMPENSATION FOR 2025	13
CORPORATE GOVERNANCE — HIGHLIGHTS AND OVERVIEW	15
CORPORATE GOVERNANCE — COMMITTEES OF THE BOARD OF DIRECTORS	21
CORPORATE GOVERNANCE — EXECUTIVE OFFICERS	25
BENEFICIAL OWNERSHIP OF COMMON STOCK	27
COMPENSATION DISCUSSION AND ANALYSIS	29
COMPENSATION COMMITTEE REPORT	42
SUMMARY COMPENSATION TABLE FOR 2023 – 2025	43
GRANTS OF PLAN-BASED AWARDS DURING THE YEAR ENDED DECEMBER 31, 2025	45
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2025	46
OPTIONS EXERCISED AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2025	48
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	49
PAY RATIO	53
PAY VERSUS PERFORMANCE	54
REPORT OF THE AUDIT COMMITTEE	58
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	61
PROPOSAL 4: APPROVAL OF THE COMPANY’S SIXTH AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO REPLACE THE FIFTH AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN	62
OTHER MATTERS	68
DELINQUENT SECTION 16(a) REPORTS	68
STOCKHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS	69
ANNUAL REPORT	69
APPENDIX A	A-1
APPENDIX B	B-1

i

LETTER FROM THE CHAIRMAN
Fellow Stockholders:
It is my pleasure to inform you that our 2026 Annual Meeting of Stockholders will be conducted online on Wednesday, June 17, 2026. The virtual nature of the meeting will enable us to increase stockholder accessibility, while improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from their home or any remote location with Internet connectivity. Information on how to participate in this year’s virtual meeting can be found beginning on page 3. For all of you who participate, whether live or by proxy, we thank you for your investment in the Company and for taking part in the election of directors and voting on the other proposals brought before our stockholders.
Since the Company does not have a staggered Board of Directors, all of our Board members stand for election every year. In addition to the director election, there are three proposals to be voted on: ratification of the selection our external auditor, an advisory vote on executive compensation, and approval of the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan.
As discussed in detail in the Compensation Discussion and Analysis section, the Compensation Committee of the Board of Directors, under the direction of the Board, continued to administer and refine our executive compensation program, which was restructured in early 2017, and further refined in 2021 to reflect our conversion in 2020 to a real estate investment trust. We believe that our compensation program effectively links pay with performance, and aligns management’s interests with the interests of the Company’s stockholders.
Our executive compensation program, similar to many other companies’ compensation programs, consists of a blend of base salary, service-based equity incentive compensation, and performance-based cash and equity incentive compensation. Under the program, the Compensation Committee establishes at the beginning of each year a set of objective, measurable metrics that will be used to evaluate management’s performance, on both an annual and long-term basis. The metrics are weighted to reflect the Company’s progress and priorities in executing our business plan. Rigorous performance goals are also established each year for each metric, with “threshold,” “target” and “outperform/maximum” performance levels set for each metric. The metrics and weighting are reviewed each year and adjusted as necessary based on the Company’s progress in executing our business plan. All of these decisions are made in a manner designed to incentivize management to execute our business plan in a manner that will increase the value of the Company’s assets and maximize returns to our stockholders.
Our 2025 proved to be a successful year of continued progress towards accomplishing the Company’s long term business objectives — please see our 2025 Annual Report on Form 10-K and letter to stockholders from our President and Chief Executive Officer, John Albright, for additional discussion. Our accomplishments for 2025 included the acquisition of two shopping centers in attractive, high-growth markets for a total of $144.9 million, as well as the origination of structured investment commitments totaling $21.0 million, all at favorable return rates. We also strategically recycled capital, disposing of four properties at a weighted average exit cash cap rate of mid-5%. Finally, we completed over 670,000 square feet of leasing, meaningfully increasing our signed but not open leasing pipeline, which helped drive leased occupancy at year-end to 95.9%, with shopping center same property NOI increasing by 4.4% versus 2024.
2025 was a successful year for the Company. Our executive team achieved the midpoint between the “target” and “outperform/maximum” levels of performance under our annual incentive plan. With respect to long-term performance-based equity incentive compensation, performance shares awarded in February of 2023 vested in early 2026. Based on the Company’s total stockholder return relative to our peer group during the three-year performance period, these performance shares vested at the “outperform/maximum” level of performance. A discussion of our annual and long-term incentive plans can be found beginning on page 34.

We are very pleased with the Company’s 2025 results and our management team’s performance, and hope you will enjoy reading the more detailed Compensation Discussion and Analysis section in the pages that follow.
Sincerely,
Laura M. Franklin
Chairman of the Board
CTO Realty Growth, Inc.

CTO REALTY GROWTH, INC. 369 N. New York Ave, Suite 201 Winter Park, Florida 32789
GENERAL INFORMATION
Why am I receiving this proxy statement?   The board of directors (the “Board of Directors” or “Board”) of CTO Realty Growth, Inc., a Maryland corporation (the “Company,” “we,” “our” and “us”), is soliciting proxies for use at the 2026 annual meeting of stockholders to be held on Wednesday, June 17, 2026 at 11:00 a.m. eastern time (including any adjournments or postponements thereof, the “Annual Meeting”). The Annual Meeting will be held online in a “virtual only” format.
On or about May 5, 2026, we will mail to you and our other stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on (i) how to access online this proxy statement and our 2025 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our audited consolidated financial statements included therein (collectively, the “Annual Report”); and (ii) how to vote your shares by telephone, over the Internet, or by mail. You will not receive a printed copy of the proxy materials and Annual Report unless you request them. If you would like to receive a printed copy of the proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining such materials contained in the Internet Availability Notice.
What is a proxy?   A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.
What is a proxy statement?   This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.
What is the purpose of the Annual Meeting?   The purpose of the Annual Meeting is to obtain stockholder action on the matters outlined in this proxy statement. These matters include: (1) the election of six directors for one-year terms expiring at the 2027 annual meeting of stockholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026; (3) an advisory vote to approve executive compensation; and (4) the approval of the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan. We will also consider any other business that properly comes before the Annual Meeting. This proxy statement provides you with detailed information about these matters.
Why are you holding the Annual Meeting in a virtual format?   In accordance with our recent practice and to maintain ease of access for our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
What is a record date and who is entitled to vote at the Annual Meeting?   The record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting is April 16, 2026. The record date was established by our Board as required by the laws of the State of Maryland and the third amended and restated bylaws of the Company (the “Bylaws”). Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of our common stock that you owned on the record date on every matter properly submitted for stockholder vote at the Annual Meeting. Our charter and Bylaws do not provide for cumulative voting for the election of directors.

How many shares can be voted and what is a quorum?   You are entitled to one vote for each share of our common stock that you owned as of the close of business on April 16, 2026. At the close of business on April 16, 2026, there were 33,783,592 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter, or 16,891,797 shares of common stock, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by Internet, telephone or by mailing a proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.
What different methods can I use to vote?   You have a choice of voting:
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By telephone;

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Over the Internet;

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By mail; or

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If you are a record holder of the Company’s common stock or have obtained a “Legal Proxy” from the record holder of shares you beneficially own, by participating online during the Annual Meeting.

Even if you plan to participate live in the Annual Meeting, we encourage you to vote now by telephone, over the Internet, or by mail. Please carefully read the instructions on the Internet Availability Notice on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail.
What is the difference between a “record holder” and an owner holding shares in “street name”?   If your shares are registered in your name, you are a “record holder.” You will be a record holder if you have an account directly with our transfer agent, Computershare Trust Company, N.A. (“Computershare”). If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name,” and you are considered the beneficial owner of such shares, but not the record holder.
How do I vote if my shares are registered in my name?   Voting by telephone, over the Internet, or by mail:   If you are a stockholder of record, you can vote by telephone, over the Internet, or by mail. The Internet Availability Notice contains instructions for voting by telephone or over the Internet. You can also vote by mail by requesting, completing and returning a printed proxy card as described in the Internet Availability Notice. Please promptly vote by telephone, over the Internet or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.
Voting during the meeting:   If you are a stockholder of record, and you plan to participate live in the Annual Meeting, you can vote during the meeting. To vote while participating live in the Annual Meeting, please log on to www.meetnow.global/M24KY7F. To log in, you will need to enter the fifteen-digit control number located on the notice, proxy card or email sent to you by Computershare.
How do I vote if my shares are held in “street name”?   Voting by telephone, over the Internet, or by mail:   If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” stockholders the opportunity to vote by telephone or over the Internet. Voting instruction forms will provide instructions for stockholders whose banks or brokerage firms are participating in such programs.
Voting while participating live in the meeting:   If your shares are held in the name of your broker, bank or other nominee, and you plan to vote your shares during the meeting, in order to do so you must first obtain from the broker, bank or other nominee in whose name the shares are held the proxy power or “legal proxy” to vote the shares in question. You will then need to register to attend the Annual Meeting by submitting proof of your proxy power for your share holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m. eastern time on Friday, June 12, 2026 (3 business days in advance of the Annual Meeting). You will receive confirmation of your registration and a 15-digit control number by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare as follows:
By email:
Email an image of your legal proxy, or forward the email from your broker, bank or other nominee containing the legal proxy, to legalproxy@comptershare.com

By mail:
Computershare
CTO Realty Growth, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

If your shares are held in street name and you do not timely register as described above, you may still log on to www.meetnow.global/M24KY7F and participate in the Annual Meeting, but you will be unable to vote your shares during the meeting.
Who will count the votes?   Representatives of Computershare will count the votes and will serve as the independent inspector of election.
Can I revoke my proxy or change my vote?   If your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:
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By sending a written notice of revocation to our Corporate Secretary at CTO Realty Growth, Inc., 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789;

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By duly signing and delivering a proxy card that bears a later date; or

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By participating live in the Annual Meeting and voting during the meeting.

How does the Board recommend that I vote?   The Board unanimously recommends that you vote as follows:

VOTING MATTERS AND BOARD RECOMMENDATIONS
Stockholders are being asked to vote on the following matters at the Annual Meeting:
Description of Proposal	Recommendation
PROPOSAL 1: Election of Directors We have nominated six directors for election for one-year terms expiring at the 2027 annual meeting of stockholders.	FOR ALL BOARD NOMINEES
PROPOSAL 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026.
FOR
PROPOSAL 3: Advisory Vote to Approve Executive Compensation
The Company is providing its stockholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables. The advisory vote to approve the executive compensation described in Proposal 3 is referred to as a “Say-on-Pay” vote.
FOR
PROPOSAL 4: Approve the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan, replacing the Fifth Amended and Restated 2010 Equity Incentive Plan
The Board of Directors has approved, subject to the approval of the Company’s stockholders, the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan, as described herein
FOR
The Board is not aware of any other matters that may properly be brought before the meeting. If any other matters are properly presented at the Annual Meeting and you are a stockholder of record and have authorized a proxy to vote your shares, the persons named in the proxy card will have the discretion to vote on those matters for you.
What happens if I return an unmarked proxy card?   Unless indicated otherwise on your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted to elect all six nominees as directors, to approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026, to approve our executive compensation as disclosed pursuant to Item 402 of Regulation S-K and to approve the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan.
How many votes are needed to approve each of the proposals assuming a quorum is present at the Annual Meeting?
Proposal 1: Election of Directors.   The vote of a majority of all votes cast for and against a nominee at a meeting at which a quorum is present is necessary for the election of a director. Abstentions and “broker non-votes” are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.
Proposal 2: Ratification of Independent Registered Public Accounting Firm for 2026.   The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the auditor ratification proposal. Abstentions are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal. As described below, brokerage firms can vote your uninstructed shares on this proposal.

Proposal 3: Advisory Vote to Approve Executive Compensation.   The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the “Say-on-Pay” proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.
Proposal 4: Approve the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan.   The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.
What is a “broker non-vote”?   A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted with respect to the auditor ratification proposal (Proposal 2) if the shares are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (the “NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. The auditor ratification proposal (Proposal 2) is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other proposals being considered and voted on by stockholders at the Annual Meeting are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.
What does it mean if I receive more than one Internet Availability Notice?   Some of our stockholders hold their shares in more than one account and may receive separate Internet Availability Notices for each of those accounts. If you receive more than one Internet Availability Notice, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each of the separate proxy voting instructions you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, which may be reached by telephone at 1-800-962-4284 or via their website at www.computershare.com/investor.
Whom should I call if I need copies of the proxy materials?   If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (i) visit www.edocumentview.com/CTO (ii) call 1-386-274-2202 or (iii) email CorporateSecretary@ctoreit.com. Unless requested you will not otherwise receive a paper or email copy of the meeting materials.
Who pays for the solicitation of proxies and who participates in the solicitation of proxies?   We will bear the cost of soliciting proxies by the Company, including the cost of preparation, assembly, printing and mailing. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, Internet, or otherwise. These directors, officers, employees, and agents will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold shares of our common stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials. Stockholders who authorize their proxies through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and these costs must be borne by the stockholder.
May I access this year’s proxy statement and annual report over the Internet?   This proxy statement and a copy of our Annual Report are available at https://www.edocumentview.com/CTO.
Where can I find the voting results of the Annual Meeting?   We intend to disclose the voting results in a current report on Form 8-K within four business days after the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed in an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission (the “SEC”) and made available on our website at www.ctoreit.com.

PROPOSAL 1: ELECTION OF DIRECTORS
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S SIX NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” EACH OF THE BOARD’S NOMINEES.
At our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), all six of the director candidates nominated by our Board were re-elected for one-year terms expiring at the Annual Meeting. The Board has determined that the Board will continue to be comprised of six directors.
Based upon the recommendation of the Board of Directors’ Governance Committee (the “Governance Committee”), Ms. Franklin and Messrs. Albright, Brokaw, Drew, Gable and Haga have each been nominated by the Board to be re-elected to the Board for new one-year terms expiring at our 2027 annual meeting of stockholders.
All of the Board’s nominees for election as directors are currently directors and have been re-nominated by the Board. Each of the Board’s nominees has consented in writing to being named in this proxy statement and indicated his or her willingness to serve if elected.
Unless otherwise specified when the proxy is appointed (whether by Internet, telephone or executed and returned proxy card), all proxies will be voted for the election of the persons named below who have been recommended to the Board by the Governance Committee as nominees for director. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.
The 2026 election of directors is an uncontested election, so the election of Ms. Franklin and Messrs. Albright, Brokaw, Drew, Gable and Haga will require that each director nominee receive a majority of all votes cast for and against that nominee (meaning the number of votes cast “for” the nominee must exceed the number of votes cast “against” that nominee). Abstentions and any broker non-votes are not considered votes cast for the foregoing purpose, and will not affect the outcome of this proposal.
Our Board of Directors recommends a vote “FOR” the election of Ms. Laura M. Franklin, and Messrs. John P. Albright, George R. Brokaw, Christopher J. Drew, R. Blakeslee Gable and Christopher W. Haga as directors. To vote for these nominees, please vote by telephone or over the Internet, or by requesting, completing and returning a proxy card, all as described in the Internet Availability Notice.
Biographical information regarding the Board’s director nominees standing for election, including business experience for at least the past five years, their age, the year they began serving as our director, and other public companies for which they have served on the board of directors in the past five years, is provided below. In addition, the experience, qualifications, attributes, and skills considered by the Governance Committee and our Board in determining to nominate the director nominees are provided below.

NOMINEES STANDING FOR ELECTION
JOHN P. ALBRIGHT Age: 60 Director Since: 2012
President and Chief Executive Officer of the Company since August 2011, and President and Chief Executive Officer of Alpine Income Property Trust, Inc. (NYSE: PINE) (“Alpine”), an affiliate of the Company, since 2019. Mr. Albright was previously the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking.
Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

GEORGE R. BROKAW Age: 58 Director Since: 2018
Mr. Brokaw is currently a private investor through his family office and related investment vehicles.
Mr. Brokaw also serves as a director of EchoStar Corporation (NASDAQ: SATS), where he is currently chairman of the audit committee and a member of the compensation committee. He also serves as a director of Alico, Inc. (NASDAQ: ALCO) and The Chemours Company (NYSE: CC). Mr. Brokaw has previously served on numerous other public company boards. He also previously served as Managing Director of the Highbridge Growth Equity Fund at Highbridge Principal Strategies, LLC, from 2012 to 2013; Managing Director and Head of Private Equity at Perry Capital, L.L.C., from 2005 to 2011; and Managing Director (Mergers & Acquisitions) of Lazard Freres & Co. LLC, from 1996 to 2005.
Mr. Brokaw received a B.A. degree from Yale University and J.D. and M.B.A. degrees from the University of Virginia. Mr. Brokaw is a member of the New York Bar.
Mr. Brokaw is a member and chairman of the Audit Committee and member of the Compensation Committee.

NOMINEES STANDING FOR ELECTION
CHRISTOPHER J. DREW Age: 45 Director Since: 2022
Mr. Drew is currently Senior Managing Director of JLL Capital Markets, Americas (an affiliate of Jones Lang LaSalle Inc. (NYSE: JLL)) and Co-Head of JLL’s Miami Office. Mr. Drew brings over two decades of invaluable experience to this role. His expertise in Debt and Equity Placement, coupled with his leadership of the Miami office and service on the Expanded Executive Committee positions him as a key figure in the organization. Spearheading the Miami Debt and Equity Placement team, Mr. Drew not only drives successful deal execution but also plays a crucial role in shaping operational strategies.

His comprehensive knowledge spans a diverse array of financing options for real estate assets nationwide, including joint venture equity, preferred equity, mezzanine financing, and senior-level financing. Throughout his career, Mr. Drew has successfully completed over $10 billion in transactions.
Prior to joining JLL, Mr. Drew held senior finance and leadership positions at renowned firms such as HFF and Cushman & Wakefield. He holds an MBA and a Bachelor of Business Administration in Management degree from the University of Miami.
Mr. Drew is a member of the Compensation and Governance Committees.

LAURA M. FRANKLIN Age: 65 Director Since: 2016
Chairman of the Board of the Company since May 2017. Former (Retired) Executive Vice President, Accounting and Administration and Corporate Secretary of Washington Real Estate Investment Trust (now Elme Communities) and, since 2017, a member of the Board of Directors of The Chevy Chase Land Company, a private mixed-use commercial real estate company in Chevy Chase, Maryland.
Ms. Franklin is a graduate of University of Maryland with a B.S. in Accounting and is a Certified Public Accountant. During her 22-year tenure at Washington REIT, she led the financial, human capital and information technology (IT) functions including Accounting, Tax, SEC Reporting, Treasury, Human Resources and IT. As an executive, she played a key role in strategic planning as well as worked closely with the chairmen of the compensation and audit committees. Prior to joining Washington REIT, she was employed by the public accounting firm, CohnReznick (formerly The Reznick Group), specializing in audit and tax services for real estate clients. Ms. Franklin is a member of the American Institute of Certified Public Accountants (AICPA).

NOMINEES STANDING FOR ELECTION
R. BLAKESLEE GABLE Age: 55 Director Since: 2018
Chief Executive Officer of Barron Collier Companies, a fourth-generation private investment, agriculture, and land development company based in Naples, Florida, which he joined in 1999. As CEO, Mr. Gable oversees a team of 200 employees, over 2.5 million square feet of commercial properties, and private land holdings of more than 80,000 acres. Prior to becoming CEO, he served in various leadership roles, including project manager during the establishment of the new hometown, Ave Maria, Florida; and vice president of mineral management and real estate.
Mr. Gable is a graduate of Tulane University with a B.A. in History. For five years after having received his undergraduate degree, Mr. Gable was Legislative Director of United States Representative Ed Pastor (AZ) in Washington, D.C. Upon moving back to Florida, he received a Master’s degree in Business Administration from the Executive MBA program of Florida Gulf Coast University. Mr. Gable currently sits on the Board at Naples Community Hospital, a local not-for-profit healthcare system, and is Chair of the Greater Naples Chamber, a nonprofit organization that works to strengthen the local economy and promote the business community. He previously served as Chairperson of the Florida Gulf Coast University Board of Trustees. He has also served on the Board of Enterprise Florida, as a Trustee of the area YMCA, and as a Director of The Immokalee Foundation.
Mr. Gable is a member of the Audit Committee and member and chairman of the Governance Committee.

NOMINEES STANDING FOR ELECTION
CHRISTOPHER W. HAGA Age: 58 Director Since: 2017
Mr. Haga is currently an Operating Partner at MGG Investment Group, a direct lending and private equity investment firm, a position he has held since November 2022. He also serves as Chairman of MGG RMC SPV LLC, the holding company for the manager of Citizens United Reciprocal Exchange, an insurance provider offering property and casualty insurance products, since January 2023.
Mr. Haga has over 25 years of experience in finance and investments, including over 20 years of managing risk in traded credit and private debt and equity. Mr. Haga served as a director for Fortress Value Acquisition Corp. III (NYSE: FVT), a special purpose acquisition company, from December 2021 to November 2022. In addition, Mr. Haga served as Head of Strategic Investments with Carlson Capital, L.P., an alternative asset management firm, from 2003 to 2020. Mr. Haga has also served on a number of public and private company boards, including as chairman of the board of directors for Barbican Group Holdings Limited, a Lloyd’s-based reinsurance group, from 2007 to 2019, and the board of SWK Holdings Corporation (OTC: SWKH), a public company, from 2014 to 2021. Prior to his tenure at Carlson, he spent five years in London with Lehman Brothers, primarily in the structured finance department. He has also been an investment banker or principal investor at RBC Capital Markets, Stephens & Co. and Alex. Brown & Sons.
Mr. Haga is a graduate of the University of North Carolina at Chapel Hill with a B.S. in Business Administration, and also received an M.B.A. from the Darden School at the University of Virginia.
Mr. Haga is a member of the Audit and Governance Committees and member and chairman of the Compensation Committee.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2025
The following table shows the annual compensation paid to non-employee directors for services performed in the fiscal year ended December 31, 2025:
NAME	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
George R. Brokaw	$79,985	$62,483	$142,468
Christopher J. Drew	$64,977	$62,483	$127,460
Laura M. Franklin	$147,468	$62,483	$209,951
R. Blakeslee Gable	$76,216	$62,483	$138,699
Christopher W. Haga	$83,722	$62,483	$146,205
Total 2025 Director Compensation	$452,368	$312,415	$764,783

(1)
For 2025, Ms. Franklin and Messrs. Drew, Gable and Haga elected to receive their annual $50,000 cash retainer payment and their cash retainer fees for committee service in common stock of the Company, and Mr. Brokaw elected to receive such payments and fees in common stock of the Company for the first half of 2025, which resulted in such directors being awarded the following amounts of fully vested, unrestricted shares in lieu of cash: Ms. Franklin: 2,796; Mr. Brokaw: 2,158; Mr. Drew: 3,636; Mr. Gable: 4,265; Mr. Haga: 4,686. See below under “Stock Compensation” for the methodology used to calculate the number of shares of common stock awarded to each director.

(2)
The amounts included in this column reflect the aggregate grant date fair value of restricted stock granted to non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), disregarding the estimate of forfeitures. See below under “Stock Compensation” for the methodology used to calculate the number of shares awarded to each non-employee director. The restricted stock granted to our non-employee directors vests immediately when granted, and the disposition thereof is prohibited until the recipient’s service as a Company director has concluded. As of December 31, 2025, none of our non-employee directors held unvested shares.

Non-Employee Director Compensation
The Compensation Committee of the Board of Directors (the “Compensation Committee”), with assistance from its independent compensation consultant, oversees director compensation and reviews the appropriateness of our non-employee directors’ compensation on an annual basis. Our director compensation program consists of both cash and equity compensation components to align the interests of our directors with our stockholders.
It is our policy that our employee-directors do not receive compensation for their service as members of our Board of Directors. As an employee of the Company, Mr. Albright, our President and Chief Executive Officer (“CEO”), did not receive any compensation for serving as a director and is not a member of any committee of the Board. Therefore, he is omitted from the Director Compensation for 2025 table above and his compensation as CEO is reported within the Summary Compensation Table below.
A copy of our current Non-Employee Director Compensation Policy is available in the Governance section of our website (www.ctoreit.com).
Cash Compensation
In 2025, each non-employee director earned an annual cash retainer of $50,000 as compensation for services as director, plus the additional cash retainers listed below for service on the Board’s standing committees, or as chairman of the Board. Under our non-employee director cash compensation program, non-employee members of our Board earn cash retainer fees quarterly in arrears.
We also reimburse directors for reasonable expenses incurred in attending Board or Committee meetings, such as automobile mileage or airfare, which amounts are not included as fees or other compensation.

Stock Compensation
The Director Compensation Policy provides for an annual award to each director of the Company’s common stock valued at $62,500 (the “Annual Award”). The number of shares awarded in 2025 was calculated based on the 20-day trailing average closing price of the Company’s common stock as of the date two business days prior to the date of the award, rounded down to the nearest whole share. For 2025, this resulted in an award of 3,185 shares to each of our non-employee directors then serving on our Board as of February 12, 2025. In accordance with the Company’s stock ownership guidelines, shares constituting the Annual Award may not be sold or otherwise disposed of for the duration of such non-employee director’s service as a member of the Board.
The Director Compensation Policy also provides each director the option to receive his or her cash compensation in shares of Company common stock rather than cash. For 2025, Ms. Franklin and Messrs. Drew, Gable and Haga all elected this option with respect to their annual Board and committee retainers. Mr. Brokaw elected to receive his cash compensation in shares of Company common stock for the first half of 2025 and cash for the second half of 2025. The number of shares awarded to the directors making such election was calculated by dividing (i) the sum of (A) the amount of the quarterly retainer payment due to such director plus (B) committee service fees earned by such director during the quarter, by (ii) the 20-day trailing average closing price of the Company’s common stock as of the last business day of the quarter for which such payment applied, rounded down to the nearest whole share.
Non-Employee Director Compensation
Audit Committee Chair: $22,500 Member: $11,250 Governance Committee Chair: $15,000 Member: $7,500	Compensation Committee Chair: $15,000 Member: $7,500 Board Chair $97,500
Director Stock Ownership Guidelines
To further align the interests of our directors with stockholders, the Board has adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of our common stock equal in value to five times the non-employee directors’ annual retainer. New directors are expected to meet the standards set forth in the guidelines within five years after the date of his or her election to the Board. Compliance is measured on the first trading day of each calendar year. A copy of our stock ownership guidelines is available in the Governance section of our website (www.ctoreit.com).

CORPORATE GOVERNANCE — HIGHLIGHTS AND OVERVIEW
The Company regularly monitors developments in the area of corporate governance and seeks to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices, taking into account investor feedback. Our Corporate Governance Guidelines compile governance policies and procedures described in our governing documents, various charters and policies, and memorialize other policies and principles that we follow, and we believe they represent best practices in public company corporate governance. The Governance Committee is responsible for reviewing the Corporate Governance Guidelines at least annually. A copy of our Corporate Governance Guidelines is available in the Governance section of our website (www.ctoreit.com) and may also be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
Below are the highlights of our independent Board and leadership practices:
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Independent and Diverse Board.   We seek to maintain a diverse board primarily comprised of independent directors who represent a mix of varied experience, backgrounds, tenure and skills to ensure a broad range of perspectives is represented. Currently five of our six directors are independent, including one female director and one director who identifies as a member of an underrepresented group based on national, indigenous, religious or cultural identity; and all members serving on our Audit, Compensation and Governance Committees are independent.

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Annual Election of Directors.   Our Board consists of a single class of directors who stand for election each year.

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Majority Voting Standard for Directors with Director Resignation Policy.   Our Bylaws include a majority voting standard for the election of directors in uncontested elections. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board.

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Executive Sessions of our Board.   An executive session of independent directors is held at each regularly scheduled quarterly Board meeting.

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Independent Chairman of the Board.   Our chairman of the Board ensures strong, independent leadership and oversight of our Board of Directors by, among other things, presiding at executive sessions of the non-management directors.

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Board Evaluations.   Our Governance Committee oversees annual evaluations of our Board as a whole and each director individually.

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Regular Succession Planning.   A high priority is placed on regular and thoughtful succession planning for our senior management.

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Risk Oversight by Full Board and Committees.   A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

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Code of Ethics.   A robust Code of Business Conduct and Ethics is in place for our directors, officers and employees.

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Clawback Policy.   Our Board voluntarily adopted a formal clawback policy in 2016 that applied to both cash and equity incentive compensation, and updated the policy in fiscal year 2023 to comply with SEC requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Anti-Hedging and Anti-Pledging.   Our directors, officers and employees are subject to anti-hedging and anti-pledging policies.

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Annual Say-on-Pay.   We annually submit “Say-on-Pay” advisory votes for stockholder consideration and vote.

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Social Responsibility.   We strive to conduct our business in a socially responsible manner that balances consideration of social issues with creating long-term value for our Company and our stockholders.

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Stockholder-requested Meetings.   Our Bylaws permit stockholders to request the calling of a special meeting.

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Whistleblower Policy.   Our Board of Directors has adopted a “whistleblower” policy.

Board Leadership Structure
We have adopted, as part of the charter of the Governance Committee, a policy that the chairman of the Board be an independent director. The Board believes that this is the most appropriate leadership structure for the Company, because having the Board operate under the leadership and direction of someone independent from management provides the Board with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of the Company. It also allows our CEO to focus on running our day-to-day business. The charter of the Governance Committee provides that the Chairman is appointed by the non-management directors annually. Ms. Franklin, an independent director, currently serves as the chairman of the Board. Mr. Brokaw, who is also an independent director, currently serves as the vice Chairman of the Board and may fulfill the responsibilities of the chairman in her absence.
Board Role in Risk Oversight
The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our financial position, results of operations, liquidity, and cash flows, as well as the risks associated with each and generally with our businesses and business strategy. The Board, in coordination with the Audit Committee, also oversees the Company’s cybersecurity risk management process. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management, our internal auditor and our independent auditor about significant risks or exposures and assesses the steps management has taken to address or minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees and by us. We believe that the policies and procedures set forth in our insider trading policy are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.
Codes of Ethics
We have adopted a Code of Ethical Conduct for Senior Financial Officers (applicable to the principal executive officer, principal financial officer and principal accounting officer), violations of which may be reported to the Audit Committee. We will provide a copy of our Code of Ethical Conduct for Senior Financial Officers to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
We have also adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Governance section of our website (www.ctoreit.com) and may also be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
We intend to comply with the requirements of Item 5.05 of Form 8-K regarding amendments to and waivers under the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer by providing such information on our website within four business days after effecting any amendment to, or granting any waiver under, that code, and we will maintain such information on our website for at least twelve months. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Clawback Policy
We adopted the CTO Realty Growth, Inc. Clawback Policy (the “Clawback Policy”) effective as of October 24, 2023. In the event that the Company is required to prepare a financial restatement, the Compensation Committee shall, to the extent practicable, recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement.
Anti-Hedging and Anti-Pledging Policy
To ensure proper alignment with our stockholders, all employees, including our executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost collars, exchange funds, and forward sale contracts) involving our securities. In addition, margin purchases of our securities and pledging any of our securities as collateral to secure loans is prohibited. This prohibition means that our directors, officers, employees, and their family members cannot hold our securities in a “margin account” nor can they pledge any of our securities for any loans or indebtedness.
Policies and Procedures for Approval of Related Party Transactions
The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions.
Related parties that are covered by the policy include any executive officer, director, nominee for director or 5% stockholder of the Company, any immediate family member of those persons, any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer or has a substantial ownership interest. “Related party transaction” means any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or modification to such a transaction involving an amount of at least $120,000 in any calendar year in which the Company is a participant and in which a related party will have a direct or indirect material interest.
Executive officers and directors of the Company are required to submit full details of the related party transaction to the Audit Committee. The Audit Committee will then determine whether to ratify or approve the transaction. The Audit Committee considers, among other things:
•
the terms of the transaction and whether the terms are fair to the Company and are on the same basis as if the transaction did not involve a related party;

•
the reasons for the Company to enter into the transaction;

•
whether the transaction would impair the independence of a non-employee director;

•
whether the transaction presents an improper conflict for any director or executive officer of the Company; and

•
the materiality of the transaction.

Any member of the Audit Committee with an interest in a related party transaction will not vote on the approval or ratification of that transaction, but may participate, to the extent requested by the chairman of the Audit Committee, in the Audit Committee’s consideration of that transaction.
On August 1, 2024, the Company completed a $10.0 million preferred equity investment in a subsidiary of Seaport Entertainment Group Inc., a publicly traded hospitality, entertainment and real estate company (“SEG”), with a dividend rate of 14.0%. The investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events. In connection with the investment, the Company received an origination fee of 1.0% or $0.1 million. Matthew M. Partridge, our former Senior Vice President, Chief Financial Officer & Treasurer, was at the time of the transaction the Executive Vice President, Chief Financial Officer and Treasurer of SEG, and is currently President and Chief Executive Officer of SEG.
On November 15, 2023, an affiliate of Alpine originated a $24.0 million loan (the “Alpine Portfolio Loan”) secured by a first mortgage encumbering a portfolio of 41 assets and related improvements owned by a third party (the “AM Portfolio”). On December 4, 2023, we entered into an asset management agreement (the “Asset Management Agreement”) directly with the owner of the AM Portfolio to manage the portfolio of assets securing the Alpine Portfolio Loan. On December 4, 2023, the Company entered into a revenue sharing agreement with Alpine (the “Revenue Sharing Agreement”) whereby the Company agreed to pay to Alpine a share of the asset management fees, disposition management fees, leasing commissions, and other fees earned by the Company under the Asset Management Agreement. Alpine’s share of the fees under the Revenue Sharing Agreement will be based on fees earned by the Company associated with the single tenant properties within the AM Portfolio. During each of the years ended December 31, 2024 and 2025, the Company recognized $0.3 million of revenue under the Asset Management Agreement, and PINE recognized $0.5 million of revenue under the Revenue Sharing Agreement.
In connection with the formation and initial public offering of Alpine, (i) the Company and Alpine entered into an exclusivity and right of first offer agreement dated November 26, 2019 (the “Alpine ROFO Agreement”) and (ii) Alpine, Alpine Income Property OP, LP and Alpine Income Property Manager, LLC, a wholly owned subsidiary of the Company, entered into a management agreement dated November 26, 2019 (the “Alpine Management Agreement”).
The term of the Alpine ROFO Agreement commenced on the date of the closing of the Alpine IPO and will continue for so long as the Company or its affiliate is the manager of Alpine. During the term of the Alpine ROFO Agreement, the Company’s ability to sell any of its single-tenant, net leased properties is subject to a right of first offer in favor of Alpine.
The term of the Alpine Management Agreement commenced on the date of the closing of the Alpine IPO and had an initial term of five years, with automatic one-year renewal terms unless the agreement is not renewed or is terminated in accordance with its terms. On July 19, 2024, the Alpine Management Agreement was amended to extend the initial expiration date to January 31, 2025, and on that date the term of the agreement automatically renewed for a one-year term, with the current one-year term of the agreement expiring on January 31, 2027. Pursuant to the terms of the Alpine Management Agreement, as amended, we manage, operate and administer Alpine’s day-to-day operations, business and affairs, subject to the direction and supervision of the Alpine board of directors and in accordance with the investment guidelines approved and monitored by the Alpine board. Under the Alpine Management Agreement, we are entitled to receive from Alpine a base management fee and incentive compensation, as well as the reimbursement of certain expenses we incur.
On September 27, 2024, the Company originated a $43.5 million loan (the “CTO Rivana Loan”) secured by a 103-acre development project in Fairfax County (24 acres) and Loudoun County (79 acres), Virginia. On December 31, 2025, the CTO Rivana Loan was modified to (i) increase the Company’s commitment amount thereunder to $59.45 million and (ii) release from the collateral securing the loan the mortgage encumbering the 24 acres in Fairfax County. Simultaneously with the modification of the CTO Rivana Loan, Alpine originated a $20.0 million loan secured by the 24 acres in Fairfax County that previously was part of the collateral securing the CTO Rivana Loan. The table below provides additional information regarding these loans.

	PINE Rivana Loan	CTO Rivana Loan
Amount Outstanding as of 12/31/2025 (in thousands) (includes unpaid PIK interest)	20,001	34,246
Principal Repaid during 2025 (in thousands)	—	(9,204)
Interest Earned during 2025 (excludes origination and exit fees) (in thousands)	7	4,740
Interest Paid during 2025 (in thousands)	—	4,740
Interest Rate	12.00%(1)	11.50%(2)

(1)
The coupon rate is comprised of 10.0% cash interest and 2.0% paid-in-kind (“PIK”) interest.

(2)
Future draws funded will have a 12.0% coupon rate including 10.0% cash and 2.0% accrued PIK interest.

Social Responsibility
We are dedicated to an inclusive and supportive office environment which is filled with diverse backgrounds and perspectives, as well as a demonstrated commitment to financial, mental and physical wellness. We believe that it is an important responsibility to give back to, and be welcomed in, the communities that we serve, and to be understanding of and responsive to the core values of the places in which we operate.
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Community Involvement:   Over the past 14 years under current management, the Company and its team members have donated time and financial resources to a number of non-profit causes, including United Way, American Heart Association, Daytona Beach Museum of the Arts and Sciences, Florida Marine Science Center, Boys & Girls Club of America, Halifax Humane Society, and the Peabody Foundation.

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Talent Acquisition, Development and Retention.   We strive to attract and retain the best and brightest employees. We focus on enhancing our team members’ lives in and out of the office as they progress and grow with the Company. By engaging with our employees and investing in their careers through training and development, we are seeking to build a talent pool capable of executing our business strategies.

•
Diversity.   The Company is dedicated to an inclusive and supportive office environment filled with diverse backgrounds and perspectives. The Company is an equal opportunity employer and considers qualified applicants regardless of race, color, religion, gender, sexual orientation, national origin, age, disability, military or veteran status, genetic information, or other statuses protected by applicable federal, state, and local law. As of December 31, 2025, women represented 55% of our full-time workforce, and approximately 26% of our full-time workforce self-identified as being racially/ethnically diverse. We believe that our success over the long run has been the result of the diverse backgrounds and perspectives of our employees and directors.

•
Employee Wellness and Benefits.   The Company has a demonstrated commitment to the financial, mental and physical wellness of its employees. The Company’s employee benefits package is designed to address the changing needs of our employees and their dependents, and currently includes:

◦
Company-paid medical, dental and life insurance;

◦
Long-term disability insurance;

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Short-term disability insurance;

◦
Supplemental life insurance;

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Competitive vacation policy based on level and years of service, including paid holidays, sick days and parental leave;

◦
Company-sponsored 401(k) plan with generous employer matching contributions as described on page 40 below;

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Long-term incentive plan, which includes incentive equity awards to all employees meeting a minimum tenure requirement; and

◦
Tuition reimbursement program for continued education.

Communication with the Board of Directors
Stockholders and other individuals may communicate with the Board of Directors or one or more individual directors by writing to the Board of Directors or such director(s), c/o Corporate Secretary, 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.

CORPORATE GOVERNANCE — COMMITTEES OF THE BOARD OF DIRECTORS
Independent Directors
The listing standards of the NYSE require that we have a Board with at least a majority of independent directors. The Board annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.
Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, are independent pursuant to Section 303A.02 of the NYSE Listed Company Manual (the “NYSE Manual”):
• George R. Brokaw	• Christopher J. Drew
• Laura M. Franklin	• R. Blakeslee Gable
• Christopher W. Haga
Our independent directors hold an executive session either prior to or following each regularly scheduled quarterly Board of Directors meeting (and as necessary at other Board meetings), separate from management and any other non-independent directors. Ms. Franklin, as chairman of the Board, leads these executive sessions.
Director Attendance at Meetings
During 2025, our Board of Directors held six regularly scheduled meetings, two in person and four via video conference, plus one additional meeting, via video conference. All of the current members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during the period such member served as a director or member of a committee in 2025.
Our policy is to encourage members of the Board of Directors to participate in the annual meeting of stockholders. All directors then serving on the Board participated in the 2025 Annual Meeting, which was held in virtual format.
Audit Committee
The Board has established an Audit Committee. In 2025, the Audit Committee held four regularly scheduled meetings, one in person and three via video conference. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our cybersecurity risk management process, the qualifications, independence and performance of our independent auditor, our system of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes, generally. Grant Thornton LLP, our independent auditor for our fiscal year ended December 31, 2025, reported directly to the Audit Committee.
The Audit Committee acts under a written charter adopted by the Board. The current charter of the Audit Committee is available in the Governance section of our website (www.ctoreit.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
Mr. Brokaw has been the chairman of the Audit Committee since May 26, 2021, and Messrs. Gable and Haga are the other members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE. Mr. Brokaw, as chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE and is an “audit committee financial expert” as defined by rules adopted by the SEC.
The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee.
Compensation Committee
The Board has established a Compensation Committee. In 2025, the Compensation Committee held two meetings, both via video conference. The Compensation Committee assists the Board in discharging its responsibilities relating to the compensation of our Board members, our CEO and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the Company’s equity incentive plan (currently the Fifth Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”)), the 2017 Executive Annual Cash Incentive Plan (the “Annual Incentive Plan”) and the Clawback Policy. The Compensation Committee may form and delegate its authority to subcommittees when appropriate.
The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board the approval of compensation for the named executive officers. The full Board (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of Mr. Albright, our President and CEO. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officers and all other officers and managers.
In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.
The Compensation Committee acts under a written charter adopted by the Board. The current charter of the Compensation Committee is available in the Governance section of our website (www.ctoreit.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
Mr. Haga has been the chairman of the Compensation Committee since July 29, 2020, and Messrs. Brokaw and Drew are the other members of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE.
Governance Committee
The Board has established a Governance Committee. In 2025, the Governance Committee held one meeting, via video conference. The Governance Committee was formed to perform the functions of a nominating committee and as such recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Governance Committee and approved by the Board to recommend nominees for the election of directors at the annual meeting of stockholders or when vacancies otherwise occur.
The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Governance section of our website (www.ctoreit.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789.
Mr. Gable has been the chairman of the Governance Committee since July 29, 2020, and Messrs. Drew and Haga are the other members of the Governance Committee. The Board has determined that all members of the Governance Committee are independent under the listing standards of the NYSE.

Consideration of Director Nominees
The Governance Committee will consider recommendations from stockholders of candidates for membership on the Board. To recommend a candidate to the Governance Committee, stockholders should submit recommendations in writing to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789. A nominating recommendation must include a description of the candidate’s qualifications and be accompanied by the candidate’s written statement of willingness and affirmative desire to serve in a manner representing the interest of all stockholders. Candidates recommended by stockholders will be considered using the same criteria and in the same manner utilized by the Governance Committee in considering all candidates for election to the Board.
In addition to recommending nominees for consideration to the Governance Committee, stockholders may also directly propose nominees for consideration at an annual meeting of our stockholders by following the procedures specified in our Bylaws.
The Governance Committee has established specific, minimum qualifications that must be met by a Governance Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, stockholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.
Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Governance Committee considers potential candidates for director, which may come to the Governance Committee’s attention through current Board members, stockholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Governance Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Governance Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of stockholders.
The Governance Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Governance Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. While we do not have a formal policy on diversity, the Governance Committee assesses its effectiveness in accounting for diversity, along with the other factors taken into account to identify director nominees, when it annually evaluates the performance of the Board and each director and periodically reviews the Company’s corporate governance guidelines.
Majority and Plurality Voting for Directors
Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes cast “FOR” their election will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. Under a majority voting standard, a director nominee will be elected if the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that director nominee.
If an incumbent director nominee does not receive a greater number of “FOR” votes than “AGAINST” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation would be effective upon acceptance by the Board. The Governance Committee would consider the resignation offer and recommend to our Board the action to be taken. The Governance Committee and the Board would be entitled to consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board would take action with regard to any such resignations within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Exchange Act, in which event our Board would take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also would promptly disclose publicly its decision and the reasons therefor. If our Board elected not to accept any such resignation, the director would continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor were to be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board were to accept such resignation, then our Board, in its sole discretion, would have the ability to fill any resulting vacancy.
The election of directors at the Annual Meeting is an uncontested election and therefore the majority voting standard applies.

CORPORATE GOVERNANCE — EXECUTIVE OFFICERS
The following table sets forth certain information with respect to each of our current executive officers:
Executive Officer	Age	Position
John P. Albright	60	President & Chief Executive Officer
Steven R. Greathouse	48	Senior Vice President & Chief Investment Officer
Philip R. Mays	58	Senior Vice President, Chief Financial Officer & Treasurer
Daniel E. Smith	60	Senior Vice President, General Counsel & Corporate Secretary
Lisa M. Vorakoun	42	Senior Vice President & Chief Accounting Officer
Biographical Information
Information for John P. Albright, member of the Board and our President and Chief Executive Officer, is contained above under the heading “PROPOSAL 1: ELECTION OF DIRECTORS.” Information is set forth below with regard to our other executive officers. We have determined we have five executive officers who served during 2025. All of our officers serve at the pleasure of the Board.
Steven R. Greathouse has been an employee of the Company since January 2012, most recently serving as Senior Vice President and Chief Investment Officer since February 2021, and prior to that as Senior Vice President, Investments from January 2015 to February 2021, and prior to that as Director of Investments. Mr. Greathouse has served as the Senior Vice President and Chief Investment Officer of Alpine since February 2021, and served as Alpine’s Senior Vice President, Investments from Alpine’s formation in August 2019 to February 2021. Prior to his employment with the Company, Mr. Greathouse served as the Director of Finance at N3 Real Estate, a single-tenant triple net property developer. Prior to that, he was a Senior Associate, Merchant Banking-Investment Management for Morgan Stanley and Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. Mr. Greathouse received his MBA and undergraduate degrees from Texas Christian University in 2006 and 2000, respectively.
Philip R. Mays has served as our Senior Vice President, Chief Financial Officer and Treasurer since June 2024. Mr. Mays has served as Senior Vice President, Chief Financial Officer and Treasurer of Alpine since June 2024. Mr. Mays previously served as Chief Financial Officer of Shadow Box Studios, an owner and developer of soundstage facilities, from September 2021 to February 2024. Prior to Shadowbox Studios, from June 2011 to September 2021, Mr. Mays was Chief Financial Officer of Cedar Realty Trust (“Cedar”), a NYSE-listed retail REIT. Before joining Cedar, Mr. Mays served as Chief Accounting Officer and Vice President of Finance of Federal Realty Investment Trust, a NYSE-listed retail REIT from May 2005 to June 2011. Earlier in his career, Mr. Mays held various accounting and finance positions, including seven years as an accountant at Ernst & Young LLP. Mr. Mays received his Bachelor of Science in Accounting and Finance from Jacksonville University. He is a member of the American Institute of Certified Public Accountants.
Daniel E. Smith has served as our Senior Vice President, General Counsel and Corporate Secretary since October 2014. Mr. Smith has served as the Senior Vice President, General Counsel and Corporate Secretary of Alpine since its formation in August 2019. Prior to his employment with the Company, Mr. Smith served as Vice President-Hospitality and Vice President and Associate General Counsel at Goldman Sachs & Co. from December 2007 to October 2014. Prior to Goldman, he spent ten years at Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas, where he held several positions in the legal department, most recently Senior Vice President and General Counsel. Mr. Smith received his J.D. and LL.M. degrees from Duke University School of Law and his undergraduate degree from Brigham Young University in 1993 and 1990, respectively.
Lisa M. Vorakoun has been an employee of the Company since January 2013, most recently serving as Senior Vice President and Chief Accounting Officer since April 2024, and prior to that as Vice President and Chief Accounting Officer from July 2020 to April 2024. Ms. Vorakoun has served as the Senior Vice President and Chief Accounting Officer of Alpine since April 2024, and served as Alpine’s Vice President and Chief Accounting Officer from July 2020 to April 2024. Ms. Vorakoun served as the Interim Chief Financial Officer and Treasurer of the Company and Alpine from April 2024 to June 2024. Ms. Vorakoun began her career at James Moore & Co., a full-service regional accounting and consulting firm where she managed audit clients in various industries from January 2006 to September 2012. Ms. Vorakoun received her Bachelor of Science and Masters of Accounting from Florida State University. She is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table contains information as of April 16, 2026, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:
•
Our directors;

•
Our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Accounting Officer and General Counsel (collectively, our “named executive officers” or “NEOs”);

•
The directors and executive officers as a group; and

•
Beneficial owners of more than 5% of the outstanding shares of our common stock.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
NAME	Restricted Stock	Options Exercisable Within 60 Days	Other Shares Beneficially Owned	Percent of Class(2)
John P. Albright	69,721(3)	—	626,029(5)	2.1%
George R. Brokaw	—	—	100,124(6)	*
Christopher J. Drew	—	—	27,404	*
Laura M. Franklin	—	—	62,342(7)	*
R. Blakeslee Gable	—	—	51,886	*
Steven R. Greathouse	33,058(3)	—	182,483	*
Philip R. Mays	23,526(4)	—	5,011	*
Christopher W. Haga	—	—	59,565(8)	*
Daniel E. Smith	21,810(3)	—	193,334(9)	*
Lisa M. Vorakoun	18,573(3)	—	40,280	*
Directors and current executive officers as a group (10 persons)	166,688	—	1,348,458(10)	4.5%
5% Stockholders:
Vanguard Group, The(11)			3,139,307	9.3%
BlackRock, Inc.(12)	—	—	2,536,531	7.5%

*
Less than 1% individually

(1)
Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)
Based on 33,783,592 shares of common stock issued and outstanding as of April 16, 2026.

(3)
Represents the following restricted stock grants to each of the indicated employees of the Company: (i) remaining shares of restricted stock awarded as part of year-end 2023 and year-end 2024 compensation; and (ii) restricted stock awarded as part of year-end 2025 compensation. Each of the indicated employees has the right to direct the voting of these shares of restricted stock.

(4)
Represents the restricted stock awarded to Mr. Mays as part of year-end 2024 and year-end 2025 compensation. Mr. Mays has the right to direct the voting of these shares of restricted stock.

(5)
Includes 355 shares held in an individual retirement account owned by Mr. Albright’s spouse.

(6)
Includes 3,858 shares held by the Babette Brokaw Revocable Trust, with respect to which Mr. Brokaw is both a beneficiary and a trustee.

(7)
Includes 14,655 shares over which Ms. Franklin shares voting and investment power with her spouse.

(8)
Includes 28,520 shares held by a trust with respect to which Mr. Haga’s spouse is both a beneficiary and a trustee, of which Mr. Haga disclaims beneficial ownership.

(9)
Includes (i) 129,800 shares over which Mr. Smith shares voting and investment power with his spouse and (ii) 6,000 shares over which Mr. Smith shares voting and investment power with another family member.

(10)
Includes 177,188 shares regarding which directors and executive officers share voting and investment power with others.

(11)
Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on October 30, 2025, The Vanguard Group (“Vanguard”) has shared power to vote or direct the vote of 176,261 shares of our common stock, and sole power to dispose or direct the disposition of 2,949,208 shares of our common stock, and shared power to dispose or direct the disposition of 190,099 shares of our common stock. Vanguard does not have the sole power to vote or direct the vote of any shares of our common stock. The business address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
Based on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on April 17, 2025, BlackRock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 2,498,802 shares of our common stock, and sole power to dispose or direct the disposition of 2,536,531 shares of our common stock. BlackRock does not have the shared power to vote or direct the vote of or the shared power to dispose or direct the disposition of any shares of our common stock. The business address for BlackRock is 50 Hudson Yards, New York, NY 10001.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (“CD&A”) is intended to provide an overview and analysis of the material elements of our executive compensation program and policies during the 2025 fiscal year for the following individuals, our NEOs:
•
John P. Albright, age 60, our President & CEO;

•
Steven R. Greathouse, age 48, our Senior Vice President & Chief Investment Officer (“CIO”);

•
Philip R. Mays, age 58, our Senior Vice President, Chief Financial Officer & Treasurer (“CFO”);

•
Daniel E. Smith, age 60, our Senior Vice President, General Counsel & Corporate Secretary (“General Counsel”); and

•
Lisa M. Vorakoun, age 42, our Senior Vice President & Chief Accounting Officer (“CAO”).

Following this overview is a series of tables and related narrative containing specific information pertaining to the compensation earned in 2025 by our NEOs. The discussion below is intended to put the information contained in the tables into context with our overall executive compensation program.
Executive Summary
Company Performance.   2025 marked the completion of our fifth full year of operations after converting to a REIT at the end of 2020, which followed a multi-year process of repositioning the Company in a tax-efficient manner from primarily an owner of undeveloped land in Florida into a self-managed equity REIT focused on the ownership, management and repositioning of high-quality retail and mixed-use properties located primarily in what we believe to be faster-growing, business-friendly markets. We continued to manage through the challenges presented by the lasting impacts of a global pandemic and an inflationary economy, all while delivering positive stockholder returns, and ending fiscal year 2025 as the 11th best-performing REIT in the MSCI US REIT Index (the “Index”) (110 constituent companies) on a trailing 5-year basis, and 29th best-performing REIT in the Index on a trailing 3-year basis.
Our other achievements for fiscal year 2025 included the following:
•
Invested $144.9 million into two shopping center acquisitions at favorable return rates in what we believe to be high-growth markets.

•
Originated $21.0 million of structured investments at favorable return rates.

•
Opportunistically recycled capital by disposing of four retail properties at attractive cap rates.

•
Repurchased $9.3 million of common stock at a weighted average purchase price of $16.27 per share.

•
Continued to successfully execute the opportunistic growth and capital recycling strategy for Alpine.

•
Reported full-year Net Income, Core FFO and AFFO per diluted share of $0.08, $1.87, and $1.97, respectively. For calculations of Core FFO per diluted share and AFFO per diluted share, see pages 48 – 50 of our Annual Report on Form 10-K filed with the SEC on February 19, 2026, which also includes a GAAP reconciliation of these non-GAAP measures.

•
Grew leased occupancy by 250 basis points, ending the year at 95.9%, while shopping center same-property net operating income increased by 4.4% year-over-year. For calculations of same-property net operating income, see Appendix B to this proxy statement, which also includes a GAAP reconciliation of this non-GAAP measure.

•
Leased over 670,000 retail square feet including 592,000 of comparable retail square feet at an average cash rent spread increase of 24% for the full year.

•
Executed $150.0 million in term loan financing due in 2029 and 2030, with proceeds used to repay the Company’s $65.0 million term loan due 2026 and reduce the balance on the Company’s revolving credit facility; the Company’s only 2026 maturity is now the $17.8 million mortgage note payable.

Executive Compensation.   The Board of Directors and Compensation Committee continued the implementation of our redesigned executive compensation practices, including the following actions and general principles:
•
We adhered to our stated disciplined approach as follows:

◦
Granted modest annual equity awards (rather than periodic large equity awards intended to cover multiple years).

◦
Benchmarked total compensation against a well-constructed and relevant peer group.

◦
Tailored an appropriate pay mix for our NEOs, placing an emphasis on incentive “at risk” compensation using rigorous pre-set goals that are objective and measurable. The following chart illustrates our CEO’s total compensation for 2025 (with both cash and equity incentive awards reflected at target level). As the chart details, 75% of our CEO’s compensation was “at risk” and/or subject to the achievement of certain performance measures:

•
Determined payouts for our NEOs under the Annual Incentive Plan based on Company performance in 2025, and also established the metrics, weighting and goals for fiscal year 2026. We note that as a result of last year’s performance, payout for 2025 under the Annual Incentive Plan was midway between the “target” and “outperform/maximum” levels of achievement.

•
Set 2026 target compensation for our NEOs, including adjustments to base salary and establishing award opportunities under the Annual Incentive Plan and long-term equity incentives. Notably, target compensation for the CEO and three of the other four NEOs remained flat for 2026 as compared to 2025.

•
Engaged Ferguson Partners Consulting (“Ferguson Partners”), one of the leading compensation consulting firms in the REIT industry, to serve as the Company’s independent compensation consultant.

Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our stockholders. This program is structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to the Company’s stockholders.
The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to the overall performance of the Company. It is intended to balance both stable and incentive-based cash pay, through set salaries and an annual cash incentive program, with rewards for long-term performance through an equity incentive plan using primarily time-based restricted stock which vests over three years and performance shares which vest at the end of a three-year performance period contingent on the achievement of predetermined goals.
Compensation Risks
The Compensation Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. We believe that the mix and design of the elements of compensation do not encourage employees to assume excessive risks. Our incentive compensation programs are largely tied to objectively determinable financial and operating results. As a part of its oversight of our compensation policies and practices, the Compensation Committee monitors the actions of management to ensure that our incentive compensation programs are not creating an environment of excessive risk taking which could be detrimental to stockholders.
Role of the Compensation Committee and Executive Officers in Compensation Decisions
The Compensation Committee has primary responsibility for determining our compensation philosophy, approving the compensation of our NEOs other than the CEO, and recommending to the Board the approval of compensation for the CEO. While the Compensation Committee reviews the total compensation paid to each of the NEOs, it considers each element of our executive compensation program to be separate and distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee has historically made these allocation decisions each year based on the performance goals and objectives achieved for that year.
The full Board (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of our CEO. Mr. Albright also provides an annual evaluation to the Compensation Committee regarding the performance of our other NEOs and a recommendation on compensation for them and for all other officers and managers. In addition, certain members of our senior management team provide support to the Compensation Committee by coordinating meeting logistics, preparing and disseminating relevant financial and non-financial Company information and relevant data concerning our peer companies as a supplement to the comparative market data prepared by the independent compensation consultant, as well as making recommendations with respect to performance metrics and related goals. Mr. Albright attends meetings (or portions thereof) at the Compensation Committee’s request and recommends to the Compensation Committee compensation changes affecting the other members of our senior management team. However, Mr. Albright plays no role in setting his own compensation. Also, at the Compensation Committee’s request, our General Counsel attends meetings to act as Secretary and record the minutes of the meetings, provide updates on legal developments, and make presentations regarding certain organizational matters. The Compensation Committee regularly meets separately in executive session, outside the presence of management, generally at each regularly scheduled meeting and at other times as necessary or desirable.
The Compensation Committee may from time to time, in its sole discretion, retain or seek advice from compensation consultants, independent counsel, and other advisors, and is directly responsible for determining the compensation of, and overseeing, such advisors. As noted above, the Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans, and most recently engaged Ferguson Partners to assist in this review. The Compensation Committee determined that the engagement of Ferguson Partners does not raise any conflicts of interest. In making this determination, the Compensation Committee noted the following:
•
Ferguson Partners does not provide any other services to the Company;

•
Ferguson Partners received no fees from the Company in 2020 through 2025 other than (i) in connection with the engagement by the Compensation Committee and (ii) in 2024, the Company retained Ferguson Partners’ executive search division in connection with the search for the Company’s replacement CFO;

•
Ferguson Partners maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

•
none of the Ferguson Partners team assigned to the Company had any business or personal relationship with members of the Compensation Committee outside of the engagement;

•
none of the Ferguson Partners team assigned to the Company had any business or personal relationship with any of our NEOs outside of the engagement; and

•
none of the Ferguson Partners team assigned to the Company owned any of our common stock.

The scope of Ferguson Partners’ engagement for 2025 was to advise the Compensation Committee on matters related to the compensation of our executive officers, including the continued implementation and application of our enhanced compensation practices. In 2025, Ferguson Partners supported the Compensation Committee by (i) attending Compensation Committee meetings, (ii) providing advice on the application of our enhanced compensation practices, (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies, and (iv) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company.
Advisory Vote to Approve Executive Compensation
At our annual meeting of stockholders, we conduct an advisory vote to approve executive compensation. While these votes are not binding on the Company, the Board, or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation.
Recent Say-on-Pay Votes
2021	2022	2023	2024	2025

At the 2025 Annual Meeting, 95.7% of the votes cast on the advisory vote to approve the executive compensation proposal were in favor of our NEOs’ compensation as disclosed in our proxy statement,

and as a result the proposal was approved. This outcome was consistent with our recent history of strong stockholder support for the Company’s executive compensation program. In evaluating our compensation program in 2025, we were mindful of our stockholders’ consistent support over the years of the Company’s executive compensation programs.
We have determined that our stockholders should vote on a Say-on-Pay proposal each year, consistent with the preference expressed at the Company’s 2023 annual meeting of stockholders.
Competitive Considerations (Peer Group)
Starting in 2017, in connection with the redesign of our executive compensation practices and based on advice from our compensation consultant at that time, we implemented the practice of formally benchmarking executive compensation. The benchmarking data assists the Compensation Committee in comparing overall compensation practices against a broad mix of companies to ensure that our compensation practices are reasonable in light of both industry trends and the size of the Company. The Compensation Committee views the compensation practices of our peer companies as a useful reference point when structuring each component of compensation and total remuneration overall. While references are made to the median of our peer group, the Compensation Committee does not target the median, average or any specific percentile of the peer group.
With the assistance of our compensation consultant, as a result of our transformation over the last several years from primarily a Florida land company to a retail-focused REIT, for the purposes of evaluating and setting 2025 executive compensation levels, the Compensation Committee established a peer group of the 13 companies listed below, 12 of which were publicly traded REITs as of the dates for which executive officer compensation information was available for benchmarking purposes. One of the peer group companies (Plymouth Industrial REIT, Inc.) is no longer publicly traded, and another peer group company (Alexander & Baldwin, Inc.) has entered into a definitive agreement that contemplates the company ceasing to be publicly traded; nevertheless, their public disclosures regarding compensation were available and taken into consideration as part of the benchmarking exercise. As of year-end 2025, the median market capitalization of the 11 remaining publicly traded peer group companies was approximately $1,111 million, and as of April 16, 2026, the median market capitalization was $985 million.
2025 PEER GROUP

•
AH Realty Trust, Inc. (f/k/a Armada Hoffler Properties, Inc.)

•
Alexander & Baldwin, Inc.

•
Chatham Lodging Trust

•
Community Healthcare Trust Inc.

•
Four Corners Property Trust, Inc.

•
FrontView REIT, Inc.

•
Getty Realty Corp.

• InvenTrust Properties Corp. • NETSTREIT Corp. • Plymouth Industrial REIT, Inc. • Seaport Entertainment Group Inc. • Urban Edge Properties • Whitestone REIT
Executive Compensation Elements
Base Salary.   The Compensation Committee believes that base salaries provide our NEOs with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. The base salaries of the NEOs were set at the time of their employment, and thereafter have been set annually in February after a review of the following:
•
their performance during the previous year of the normal responsibilities associated with the NEO’s job description;

•
any additional responsibilities assumed during the previous year, or any special or non-recurring projects undertaken during the year, and the NEO’s performance with respect to such additional responsibilities or projects; and

•
compensation information provided by Ferguson Partners pertaining to our peer group of companies to benchmark each executive’s compensation, including base salary, total cash compensation, total equity compensation, “at risk” compensation, and overall pay mix.

The Compensation Committee analyzed the total mix of available information on primarily a qualitative basis in determining base salary. For information regarding each NEO’s performance in 2025, please see below under the heading “Annual Incentive Plan.”
Based on the information and advice provided by Ferguson Partners, in an effort to achieve a desirable combination of certainty as well as “at risk” incentive and performance-based compensation, and to achieve target total compensation for our NEOs competitive with our peer group for each NEO position, our NEOs’ base salaries were adjusted for fiscal year 2025, and remained flat for fiscal year 2026, with the exception of Mr. Mays, whose base salary was adjusted based on market data. For Mr. Mays, whose employment with the Company began on June 17, 2024, the 2024 amount is annualized. Ms. Vorakoun was appointed Interim Chief Financial Officer and Treasurer in April 2024, and resumed her role as Senior Vice President and Chief Accounting Officer effective as of the effective date of Mr. Mays’ employment. The amount shown below for 2024 for Ms. Vorakoun reflects her annualized base salary, taking into consideration her transitional roles.
	NEO Base Salaries
Name	2024	% increase	2025	% increase	2026
John P. Albright	$640,710	35.8%	$870,000	0.0%	$870,000
Steven R. Greathouse	$400,000	30.0%	$520,000	0.0%	$520,000
Philip R. Mays	$375,000	10.7%	$415,000	7.2%	$445,000
Daniel E. Smith	$300,000	11.7%	$335,000	0.0%	$335,000
Lisa M. Vorakoun	$275,000	9.1%	$300,000	0.0%	$300,000
Annual Incentive Plan.   The purpose of the Annual Incentive Plan is to create a mutuality of interest between management and the Company’s stockholders through an annual cash incentive structure designed to incentivize and reward specific actions and outcomes that will contribute to and accelerate execution of the Company’s long-term strategic business plan, thereby increasing long-term stockholder value. During the beginning of each fiscal year, the Compensation Committee, with the assistance of its compensation consultant, establishes for each plan participant (i) target cash incentive amounts (usually a percentage of base salary), as well as (ii) objective performance metrics that will be used to evaluate the NEOs’ performance during the coming year, including the relative weighting among the various metrics. In addition, the Compensation Committee will establish, for each metric, a “threshold,” “target,” and “outperform/maximum” level of achievement (each, a “Goal” and, collectively, the “Goals”). The “threshold” Goal means the minimum level of achievement pertaining to the metric required for an award to be earned under the Annual Incentive Plan; the “target” Goal means the level of achievement pertaining to the metric required for the target award to be earned; and the “outperform/maximum” Goal means the level of achievement pertaining to the metric required for the maximum award. Payout percentages are as set forth in the following table. Linear interpolation is used to determine amounts earned and paid based on achievement levels between the “threshold” and “target” Goals and between the “target” and “outperform/maximum” Goals.
Annual Incentive Plan Payout Opportunity
Threshold	Target	Maximum
% of Target	% of Target	% of Target
50%	100%	200%

In addition, the Compensation Committee may exercise its discretion to allocate superior performance with respect to one or more metrics to the unachieved potential pertaining to another metric, so long as the total amount earned does not exceed the participant’s overall award potential. For 2025, the Compensation Committee selected one objective metric, weighted as 70% of the target annual incentive amount for the year, then established objective, measurable Goals for evaluation of that metric.
The performance metric under the Annual Incentive Plan for 2025 is described below:
•
AFFO Per Diluted Share:   By the end of 2020, the Company had largely completed its primary strategic objective of monetizing its land portfolio and redeploying the proceeds into income properties, which culminated in the Company’s conversion to a diversified retail-focused REIT. The Compensation Committee, with the assistance of Ferguson Partners, determined that “adjusted funds from operations,” or “AFFO per diluted share” would be the most appropriate metric to gauge management’s effective operation of the Company’s business as a REIT. As a result, for 2025, the Annual Incentive Plan allocation to the Company’s AFFO per diluted share was 70%.

The following table sets forth the weighting and Goals established during the first 90 days of 2025 under the Annual Incentive Plan for the above metric, along with the actual 2025 results achieved by management and the outcome under the metric, as determined by the Compensation Committee.
	2025 GOALS			2025 RESULTS	2025 ACHIEVEMENT (%)
METRIC (weighting)	THRESHOLD	TARGET	MAXIMUM
AFFO Per Diluted Share (70%)(1)	$1.85	$1.90	$2.04	$1.97	150%
Strategic Objectives / Qualitative / Discretionary (30%)	Based on individual and collective performance as determined by the Compensation Committee				Varies
− Same Store Leased
Occupancy Change
− Net Debt + Preferred / Pro
Forma Adjusted EBITDA(2)
− Investment Acquisition Volume
− Improvement of Earnings Profile
− Execution of Strategic Activities

(1)
For calculations of FFO per diluted share, Core FFO per diluted share, and AFFO per diluted share, see pages 48 – 50 of our Annual Report on Form 10-K filed with the SEC on February 19, 2026, which also includes a GAAP reconciliation of these non-GAAP measures.

(2)
For calculations of net debt + preferred / pro forma adjusted EBITDA, see Appendix B to this proxy statement, which also includes a GAAP reconciliation of this non-GAAP measure.

Regarding the qualitative portion of the Annual Incentive Plan for 2025, the Compensation Committee’s determinations regarding eligibility for such portion for each of our NEOs is set forth below.
During 2025, under the leadership of Mr. Albright, the Company accomplished the following:
Total Stockholder Return.   The Company delivered total stockholder return (“TSR”) of 1.7% during 2025, and annualized TSR of 9.2% during the three-year period 2023 to 2025, through a combination of share price appreciation and our $0.38 per share quarterly dividend. Our three-year and five-year total annualized TSR significantly outperformed both the Index and the compensation peer group average (see charts on page 29 above), and our one-year TSR outperformed the compensation peer group average. Our $0.38 per share quarterly dividend represented an annualized yield of 8.3% based on the closing price of our common stock on December 31, 2025. The Company declared and paid total dividends in 2025 of $1.52 per diluted share.
Portfolio Growth and Repositioning.   Investments totaled $165.9 million, including two high-quality shopping centers and two structured investments, at a weighted average initial cash yield of 9.0%.

The locations of the newly acquired shopping centers include well-located submarkets of the high-growth cities of Atlanta, Georgia and Fort Lauderdale, Florida, and include anchor tenants such as Dick’s Sporting Goods, Best Buy, Burlington Coat Factory, TJ Maxx, and Ross Dress for Less. In addition, we opportunistically recycled capital by disposing of four of our retail properties, including three single-tenant properties and one shopping center, for aggregate gross proceeds of $85.1 million at a weighted average exit cash cap rate of mid-5%, generating total gains of $20.9 million. As a result of our overall portfolio growth, Total Revenues and Core FFO Attributable to Common Stockholders increased 20.1% and 43.3%, respectively, versus 2024, and have increased 37.0% and 52.1%, respectively, versus 2023.
Capital Markets Activity.   We repurchased $9.3 million of common stock at a weighted average purchase price of $16.27 per share in 2025. Further, we closed $150 million in term loan financings, including a new 5-year $125 million term loan due in September of 2030, and a $25 million upsizing of our existing term loan due in September of 2029. The proceeds from these new term loan financings were used to retire a $65 million term loan due in March of 2026 and to reduce the balance on our existing revolving credit facility, providing enhanced liquidity. Consequently, our only maturity in 2026 is a $17.8 million mortgage note payable.
Alpine Investment.   We continued to successfully execute the current opportunistic growth and capital recycling strategy for Alpine, an externally advised, net-lease REIT managed by the Company that was formed in August 2019 and completed its initial public offering in November 2019. During 2025, Alpine acquired 13 net lease retail properties for total acquisition volume of $100.6 million, reflecting a weighted-average going-in cash cap rate of 7.4%, and originated $177.0 million of commercial loans and investments at a 12.0% weighted average initial yield (including paid-in-kind interest). Alpine also disposed of 21 investments (20 properties and one commercial loan) during 2025 for $82.8 million. Excluding three vacant properties sold for $5.3 million, the weighted average exit cap rate for dispositions was 8.3%. In 2025, Alpine also issued an additional 618,757 common shares under its ATM program at a weighted average price of $17.10 per share for net proceeds of $10.4 million, and repurchased 546,390 common shares for $8.8 million at a weighted average price of $16.07 per share. Further, on November 5, 2025, Alpine announced the pricing of a public offering of 2,000,000 shares of its 8.00% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00. Subsequently, Alpine issued 83,328 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $24.96 per share for net proceeds of $2.0 million.
Operations.   We reported net income attributable to common stockholders of $0.08 per diluted share, and FFO, Core FFO and AFFO attributable to common stockholders per diluted share of $1.27, $1.87 and $1.97, respectively. We also signed over 670,000 square feet of retail leases, including 592,000 square feet of comparable retail leases at an average cash rent spread increase of 24% for 2025. This leasing activity helped drive leased occupancy up 250 bps year-over-year to 95.9% at year-end. Additionally, the leasing activity helped grow shopping center same property NOI by 4.4% in 2025 versus 2024.
NEO Performance Evaluation and Annual Incentive Plan Computation
The Board evaluated Mr. Albright’s performance for 2025, including a review of the accomplishments described above. Upon the recommendation of the Compensation Committee, the Board determined that with respect to his annual incentive opportunity for 2025 under the Annual Incentive Plan, (i) Mr. Albright had earned 150% of target with respect to the objective Goals established at the beginning of 2025 (constituting 70% of his annual incentive compensation opportunity); and (ii) with respect to the strategic/qualitative/discretionary component (constituting the remaining 30% of his annual incentive compensation opportunity), Mr. Albright had earned 150% of target. The determination regarding the strategic/qualitative/discretionary component was based on a combination of factors including Net Debt + Preferred / Pro Forma Adjusted EBITDA as of year-end 2025, positive change to Same Store Leased Occupancy, and other subjective factors. The foregoing resulted in total payout under the Annual Incentive Plan for 2025 of 150% of his target award (constituting 75% of his maximum annual incentive compensation opportunity).

Mr. Albright reviewed Mr. Greathouse’s performance for 2025 with input from the Board. His most significant accomplishments and contributions to the Company’s success included his key role in leading the Company’s asset acquisition, loan origination and asset disposition efforts at both the Company and Alpine. He also led the asset management team with respect to oversight of management and leasing of the Company’s and Alpine’s existing investment portfolios. In February 2026, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that for 2025, Mr. Greathouse had earned 150% of target for the 70% of his annual incentive opportunity pertaining to the objective Goals established at the beginning of 2025, and 150% of target for the 30% of his annual incentive opportunity pertaining to strategic/qualitative/discretionary items, for a total payout under the Annual Incentive Plan for 2025 of 150% of his target award (constituting 75% of his maximum annual incentive compensation opportunity).
Mr. Albright reviewed Mr. Mays’ performance for 2025 with input from the Board. His most significant accomplishments and contributions to the Company’s success included his efforts to proactively manage the Company’s and Alpine’s balance sheets and liquidity, which included key transactions for both the Company and Alpine in the debt and equity markets; his continued consistent dialogue with investors and equity analysts, resulting in additional equity research coverage for both the Company and Alpine; and enhancements to the Company’s financial reporting framework, strategic planning and forecasting, and internal controls. In February 2026, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that for 2025, Mr. Mays had earned 150% of target for the 70% of his annual incentive opportunity pertaining to the objective Goals established at the beginning of 2025, and 150% of target for the 30% of his annual incentive opportunity pertaining to strategic/qualitative/discretionary items, for a total payout under the Annual Incentive Plan for 2025 of 150% of his target award (constituting 75% of his maximum annual incentive compensation opportunity).
Mr. Albright reviewed Mr. Smith’s performance for 2025 with input from the Board. His most significant accomplishments and contributions to the Company’s success included oversight of negotiation and successful execution of key transactions in collaboration with the executive team in support of the Company’s strategic objectives; his continued execution and development of the Company’s and Alpine’s public disclosures and corporate governance; and successful management of initiatives in connection with the Company’s growing employee base. In February 2026, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that for 2025, Mr. Smith had earned 150% of target for the 70% of his annual incentive opportunity pertaining to the objective Goals established at the beginning of 2025, and 150% of target for the 30% of his annual incentive opportunity pertaining to strategic/qualitative/discretionary items, for a total payout under the Annual Incentive Plan for 2025 of 150% of his target award (constituting 75% of his maximum annual incentive compensation opportunity).
Mr. Albright reviewed Ms. Vorakoun’s performance for 2025 with input from the Board. Her most significant accomplishments and contributions to the Company’s success included her oversight and continued execution and improvement of the Company’s and Alpine’s financial disclosures and internal controls environment. She also continued to successfully manage relationships with both external and internal auditors, and during 2025 maintained her responsibilities for the Company’s and Alpine’s cybersecurity matters, including continued implementation of ongoing Company-wide cybersecurity training. In February 2026, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that for 2025, Ms. Vorakoun had earned 150% of target for the 70% of her annual incentive opportunity pertaining to the objective Goals established at the beginning of 2025, and 150% of target for the 30% of her annual incentive opportunity pertaining to strategic/qualitative/discretionary items, for a total payout under the Annual Incentive Plan for 2025 of 150% of her target award (constituting 75% of her maximum annual incentive compensation opportunity).
The table below sets forth the actual awards earned by each of the NEOs under the Annual Incentive Plan based on their achievements during 2025.

Officer	2025 Target Award (% of Base Salary)	2025 Target Award	2025 Actual Award (% of Base Salary)	2025 Actual Award (% of Target Award)	2025 Actual Award
John P. Albright	95%	$826,500	142.5%	150.0%	$1,239,750
Steven R. Greathouse	75%	$390,000	112.5%	150.0%	$585,000
Philip R. Mays	75%	$311,250	112.5%	150.0%	$466,875
Daniel E. Smith	75%	$251,250	112.5%	150.0%	$376,875
Lisa M. Vorakoun	75%	$225,000	112.5%	150.0%	$337,500
Equity Compensation.   The 2010 Plan was originally adopted by the Board and approved by the stockholders in 2010, and was most recently amended by the Board and the Company’s stockholders in 2023. Awards under the 2010 Plan are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee with flexibility to design compensatory awards that are responsive to the Company’s needs and to determine the terms of each award. The Board and the Compensation Committee intend for the 2010 Plan to be the primary vehicle for providing long-term compensation to and retention of its NEOs and other key managers in the near-term.
The long-term incentive component of our executive compensation program typically employs a combination of two types of equity awards — Performance Shares and Time-Based Restricted Stock — which are normally awarded to our NEOs near the beginning of each year, in approximately the percentages set forth below.
In addition, the Compensation Committee will, in its discretion, occasionally grant off-cycle incentive equity awards, including to new employees to ensure their alignment with the Company’s stockholders, and to existing employees for retention purposes. No off-cycle incentive equity awards were made to executive officers in 2025.
Performance Shares.   Performance Share award recipients are eligible to vest in and receive shares of the Company’s common stock based on the Company’s TSR during a three-year performance period relative to an established comparison group of companies (“Relative TSR”). Each award of Performance Shares stipulates an initial target number of shares, and the recipient is eligible to receive, at the end of the performance period, a percentage of the target number of shares based on the achievement of threshold, target, and maximum Relative TSR percentile goals. The threshold, target, and outperform/maximum Relative TSR percentile goals for the 2025 awards are set forth in the table below.

2025 PERFORMANCE SHARE
RELATIVE TSR PERCENTILE GOALS AND PAYOUT PERCENTAGES
	Relative TSR Percentile	Payout Percentage
Threshold	34th	50%
Target	51st	100%
Maximum	67th	150%
Performance Period:   January 1, 2025 to December 31, 2027
Comparison Group:   Constituent companies of the Index as of January 1, 2025
TSR Governor:   Payout percentage cannot exceed 100% if absolute TSR does not exceed 3% per annum
If the Company’s Relative TSR percentile falls below the 34th percentile, then none of the 2025 Performance Shares will vest. If the Relative TSR percentile falls between the threshold and target goals, or between the target and outperform/maximum goals, linear interpolation will be used to determine the vesting percentage.
In addition, if the Company declares and pays dividends on its outstanding common stock during the performance period, the Performance Share award recipients will be entitled to have dividend equivalents accrued with respect to the Performance Shares. Such dividend equivalents will be subject to the same vesting and forfeiture requirements as the underlying Performance Shares to which they relate and, to the extent they become vested, will be paid to the Performance Share award recipients in cash no later than 60 days after the conclusion of the performance period. In the event of a nonqualifying termination of a Performance Share award recipient prior to the end of the performance period, all of the rights to performance shares will be automatically forfeited along with the participants’ rights to the cash payment of any dividend equivalent.
The table below shows the Company’s Relative TSR percentile and payout percentage of target for Performance Shares since 2019.
Time-Based Restricted Stock.   Time-Based Restricted Stock awards consist of a fixed number of shares of the Company’s common stock, which vest ratably over approximately three years, provided that the holder is continuously employed with the Company through each anniversary date. In addition, each restricted stock award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of shares that ultimately vest, as if such shares had been outstanding on each dividend record date over the period from the grant date through the vesting of the shares. Such dividend equivalents will be subject to the same vesting and forfeiture requirements as the underlying shares of restricted stock to which they relate. In the event of a nonqualifying termination of a participant prior to the vesting date, all of the rights to unvested restricted stock will be automatically forfeited along with the participants’ rights to the cash payment of any dividend equivalent.
The table below details the equity-based awards granted to each of our NEOs in fiscal year 2025.
	Performance Shares		Time-Based Restricted Stock
	#(1)	Value(2) ($)	#(3)	Value(4) ($)
John P. Albright	78,494	1,623,256	34,174	696,257
Steven R. Greathouse	28,787	595,315	16,090	328,075
Philip R. Mays	22,974	475,102	12,841	261,828
Daniel E. Smith	18,545	383,511	10,366	211,363
Lisa M. Vorakoun	16,607	343,433	9,283	189,280

(1)
Represents the number of shares of Company common stock that may be earned if maximum performance under the Performance Share award is achieved.

(2)
Represents the per share grant date fair value of the Performance Shares granted on February 12, 2025, calculated in accordance with FASB ASC Topic 718, times the number of shares that may be earned if maximum performance under the Performance Share award is achieved.

(3)
The shares of Time-Based Restricted Stock vest ratably in three annual installments beginning on January 28, 2026, provided that the NEO is an employee of the Company on the applicable vesting dates.

(4)
Represents the grant date fair value of shares of Time-Based Restricted Stock granted on February 12, 2025, calculated in accordance with FASB ASC Topic 718.

401(k)Plan.   Employees (including the NEOs) may participate in our 401(k) Plan, a tax-qualified retirement plan maintained to provide the opportunity to provide for retirement savings through tax-advantaged employee contributions. The 401(k) Plan permits eligible employees to contribute compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code (the “Tax Code”). The employees’ elective contributions are immediately vested and non-forfeitable in the 401(k) Plan. Eligibility for the 401(k) Plan requires two calendar months of service in which the employee is credited with 160 hours of service in each month. The Company has adopted a “safe harbor” matching program, in which the Company matches (i) 100% of the employee’s contribution up to 3% of the employee’s compensation and (ii) 50% of the employee’s contribution up to the employee’s next 2% of compensation, for a total potential match of 4% of the employee’s compensation, subject to certain limitations imposed by the Tax Code.
Employment Agreements.   On June 30, 2011, we entered into an employment agreement with Mr. Albright to serve as our President and CEO, effective August 1, 2011, which agreement was amended and restated on May 20, 2015, and July 29, 2020, and further amended on October 22, 2024. On October 22, 2014, we entered into an employment agreement with Mr. Smith to serve as our Senior Vice President, General Counsel and Corporate Secretary, which agreement was amended on February 26, 2016, August 4, 2017 and October 22, 2024. On February 26, 2016, we entered into an employment agreement with Mr. Greathouse to serve as our Senior Vice President-Investments, which agreement was amended on August 4, 2017 and October 22, 2024. On May 29, 2024, we entered into an employment agreement with Mr. Mays to serve as our Senior Vice President, Chief Financial Officer and Treasurer. On October 22, 2024, we entered into an employment agreement with Ms. Vorakoun to serve as our Senior Vice President and Chief Accounting Officer. We do not have any such agreements with any other officers or employees.
Severance Benefits.   Our NEOs who are party to an employment agreement may become entitled to receive certain payments or benefits upon a qualifying termination of employment (either prior to, or following, a Change in Control) pursuant to the terms and conditions in their respective employment agreements. These payments and benefits are described in detail in the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 49 of this proxy statement. None of our other employees has a severance agreement or an employment agreement providing severance benefits; however, all full-time employees of the Company, including our NEOs, may qualify to participate under the Company’s broad-based severance policy.
2026 Incentive Awards
In February 2026, the Board approved 2026 award opportunities for our NEOs under the Annual Incentive Plan. The terms of the Annual Incentive Plan opportunities for 2026 are similar to the award terms from 2025, with the CEO’s threshold, target, and maximum payout opportunities at 47.5%, 95%, and 190%, respectively, of base salary, and the other NEOs’ threshold, target, and maximum payout opportunities at 37.5%, 75%, and 150%, respectively, of base salary.
Equity awards granted to the NEOs in February 2026 were largely consistent with the awards granted in February 2025 and prior years — i.e., the restricted stock awards each include three-year vesting schedules, and the performance-based awards are structured similarly to the performance-based awards from prior years, with threshold/target/outperform achievement hurdles and payout percentages, and the comparison group comprised of the constituent companies of the Index as of February 1, 2026, and the same TSR Governor of 3%. The 2026 performance-based awards differ from prior years in that the “maximum” achievement hurdle for Relative TSR was increased from the 67th percentile to the 75th percentile, and the payout percentage for such achievement hurdle was increased from 150% to 200%. The Compensation Committee, after consultation with Ferguson Partners, determined that this modification was consistent with the structure of performance-based equity incentive awards in the REIT industry and at the Company’s peers, and was also consistent with the Compensation Committee’s desire to appropriately incentivize and reward the management team for delivering outsized returns and superior stockholder value.
2026 Peer Group
As part of our ongoing compensation practices, the Compensation Committee periodically undertakes, with the assistance of Ferguson Partners, a thorough review of the current peer group to determine whether any modifications are appropriate. In late 2025, prior to performing its benchmarking review of executive compensation, the Compensation Committee once again undertook the peer group review process, with the assistance of Ferguson Partners. The Compensation Committee paid special attention to the Company’s current asset base, market capitalization, and total enterprise value, as well as other factors. As a result of the review, no changes to the peer group were made for 2026. As noted on page 33 above, the Compensation Committee recognizes that one of the peer group companies is no longer publicly traded, and another has entered into a definitive agreement that contemplates the company ceasing to be publicly traded; nevertheless, these two peer companies’ public disclosures regarding compensation were available and relevant for early 2026 compensation benchmarking purposes. We anticipate that they will be removed from the peer group for 2027.
Peer Group for 2026:

•
AH Realty Trust, Inc. (f/k/a Armada Hoffler Properties, Inc.)

•
Alexander & Baldwin, Inc.

•
Chatham Lodging Trust

•
Community Healthcare Trust Inc.

•
Four Corners Property Trust, Inc.

•
FrontView REIT, Inc.

•
Getty Realty Corp.

• InvenTrust Properties Corp. • NETSTREIT Corp. • Plymouth Industrial REIT Inc. • Seaport Entertainment Group Inc. • Urban Edge Properties • Whitestone REIT
As noted previously, with respect to the performance-based equity incentive awards granted in 2026, the constituent companies of the Index will be utilized to measure Relative TSR. The above peer group was utilized primarily for compensation benchmarking purposes for setting 2026 compensation.

The salary levels and other compensation elements of our peer group are among the factors taken into consideration by the Compensation Committee when evaluating the compensation of our NEOs (without benchmarking to a specific target).
Other Matters
Health and Welfare Benefits.   We provide to each NEO and all full-time employees medical, dental, and vision coverage as well as long-term and short-term disability and life insurance. The Company also pays a portion of the cost to cover employees’ dependents under the medical, dental, and vision plans.
Perquisites.   We do not provide our NEOs with any perquisites or personal benefits.
Stock Ownership.   In January 2019, we adopted new and enhanced stock ownership guidelines for our directors and executive officers, which were most recently amended in July 2024. These guidelines require the following minimum ownership levels of the Company’s common stock:
(i)
Directors: the greater of (A) sufficient shares such that their value equals or exceeds five times the director’s annual cash retainer fee and (B) 10,000 shares.

(ii)
CEO: sufficient shares such that their value equals or exceeds six times his or her annual base salary.

(iii)
Other executive officers: sufficient shares such that their value equals or exceeds two times his or her annual base salary.

Compliance with these ownership guidelines is measured on the first trading day of each calendar year (the “Compliance Date”), commencing on the fifth Compliance Date after the date such person is first elected or appointed to such position.
In addition, with respect to shares of the Company’s common stock acquired through the vesting of equity incentive awards such as restricted stock, performance shares or the exercise of a stock option (“incentive plan shares”), the recipient of such award must retain at least 50% of the incentive plan shares (net of any incentive plan shares tendered to the Company or sold to pay corresponding income tax withholding, other payroll taxes and, where applicable, the stock option exercise price).
Practices Related to the Grant of Certain Equity Awards in Relation to the Release of Material Nonpublic Information
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs. During 2025, (a) the Compensation Committee and the Board did not award any options or SARs to a named executive officer, and (b) the Company did not time the disclosure of material nonpublic information to affect the value of executive compensation. However, if stock options or SARs were to be granted in the future, the Company would not grant such awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our 2025 Annual Report. Submitted by the Compensation Committee: Christopher W. Haga, Chairman, George R. Brokaw, and Christopher J. Drew.
Absence of Interlocks.   None of the members of the Compensation Committee is or has been an executive officer of the Company and no director who served on the Compensation Committee during 2025 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2025.

2025 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our NEOs for the fiscal years ended December 31, 2023, 2024, and 2025:
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John P. Albright President & Chief Executive Officer	2025	870,000	1,778,421	1,239,750	17,564(4)	3,905,735
	2024	640,710	1,172,927	1,217,350	16,122(4)	3,047,109
	2023	640,710	1,209,080	749,638	22,938(4)	2,622,366
Steven R. Greathouse Sr. Vice President & Chief Investment Officer	2025	520,000	724,945	585,000	14,810(5)	1,844,755
	2024	400,000	501,850	600,000	14,610(5)	1,516,460
	2023	400,000	517,168	369,477	14,010(5)	1,300,655
Philip R. Mays(1) Sr. Vice President, Chief Financial Officer & Treasurer	2025	415,000	578,563	466,875	16,322(6)	1,476,760
	2024	203,125	—	304,303	17,927(6)	525,355
Daniel E. Smith Sr. Vice President, General Counsel & Corporate Secretary	2025	335,000	467,030	376,875	17,564(7)	1,196,469
	2024	300,000	376,388	450,000	16,122(7)	1,142,510
	2023	300,000	463,157	277,108	15,522(7)	1,055,787
Lisa M. Vorakoun Sr. Vice President & Chief Accounting Officer	2025	300,000	418,228	337,500	14,540(8)	1,070,268
	2024	255,833	226,572	412,500	14,340(8)	909,245

(1)
Mr. Mays was appointed to his position as CFO of the Company effective as of June 17, 2024.

(2)
Represents the aggregate grant date fair value for performance share and time-vesting restricted stock awards granted pursuant to the 2010 Plan, computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeitures, calculated as follows with respect to time-vesting restricted stock awards: (i) for awards granted in 2023, by multiplying the number of shares issued by the closing price of the Company’s common stock at the grant date, less the present value of expected dividends during the vesting period; and (ii) for awards granted in 2024 and 2025, by multiplying the number of shares issued by the closing price of the Company’s common stock at the grant date, which was $16.31 (February 14, 2024) and $20.39 (February 12, 2025).

(3)
With respect to performance share awards, amounts included consist of the aggregate grant date fair value of the awards, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. If the maximum amount, rather than the probable amount, were reported in the table with respect to the 2025 performance share awards, the values associated with the performance share awards would be as follows for each NEO: Mr. Albright: $1,623,256; Mr. Greathouse: $595,315; Mr. Mays: $475,102; Mr. Smith: $383,511; and Ms. Vorakoun: $343,433 (versus the respective $1,082,164, $396,870, $316,735, $255,667, and $228,948 actually included for each individual). The amounts do not reflect whether Messrs. Albright, Greathouse, Mays, or Smith or Ms. Vorakoun have actually realized or will realize a financial benefit from the award, as the award is at-risk until the performance conditions are satisfied. For information on the valuation assumptions used in these computations, refer to Note 20 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2025 Annual Report.

(4)
Amounts reflect group term life insurance premium paid on behalf of Mr. Albright by the Company, and 401(k) plan employer matching contributions; during fiscal year 2025, such amounts were $3,564 (life insurance) and $14,000 (401(k) match).

(5)
Amounts reflect group term life insurance premium paid on behalf of Mr. Greathouse by the Company, and 401(k) plan employer matching contributions; during fiscal year 2025, such amounts were $810 (life insurance) and $14,000 (401(k) match).

(6)
Amounts reflect group term life insurance premium paid on behalf of Mr. Mays by the Company, reimbursement of moving expenses and 401(k) plan employer matching contributions; during fiscal year 2025, such amounts were $2,322 (life insurance) and $14,000 (401(k) match).

(7)
Amounts reflect group term life insurance premium paid on behalf of Mr. Smith by the Company, and 401(k) plan employer matching contributions; during fiscal year 2025, such amounts were $3,564 (life insurance) and $14,000 (401(k) match).

(8)
Amounts reflect group term life insurance premium paid on behalf of Ms. Vorakoun by the Company, and 401(k) plan employer matching contributions; during fiscal year 2025, such amounts were $540 (life insurance) and $14,000 (401(k) match).

GRANTS OF PLAN-BASED AWARDS DURING THE YEAR ENDED DECEMBER 31, 2025
The following table summarizes the grants of plan-based awards to our NEOs for the fiscal year ended December 31, 2025.
Name	Committee Approval and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Albright	2/12/25	413,250	826,500	1,653,000	—	—	—	—	—
	2/12/25	—	—	—	—	—	—	34,147	696,257
	2/12/25	—	—	—	26,165	52,329	78,494	—	1,082,164
Steven R. Greathouse	2/12/25	195,000	390,000	780,000	—	—	—	—	—
	2/12/25	—	—	—	—	—	—	16,090	328,075
	2/12/25	—	—	—	9,596	19,191	28,787	—	396,870
Philip R. Mays	2/12/25	155,625	311,250	622,500	—	—	—	—	—
	2/12/25	—	—	—	—	—	—	12,841	261,828
	2/12/25	—	—	—	7,658	15,316	22,974	—	316,735
Daniel E. Smith	2/12/25	125,625	251,250	502,500	—	—	—	—	—
	2/12/25	—	—	—	—	—	—	10,366	211,363
	2/12/25	—	—	—	6,182	12,363	18,545	—	255,667
Lisa M. Vorakoun	2/12/25	112,500	225,000	450,000	—	—	—	—	—
	2/12/25	—	—	—	—	—	—	9,283	189,280
	2/12/25	—	—	—	5,536	11,071	16,607	—	228,948

(1)
The amounts in these columns reflect the target, threshold, and maximum payouts of cash awards made pursuant to the Annual Incentive Plan.

(2)
The amounts in these columns reflect the target, threshold, and maximum payouts of the performance share grants to Ms. Vorakoun and to Messrs. Albright, Greathouse, Mays and Smith made pursuant to the 2010 Plan.

(3)
The amounts in this column reflect restricted share grants to Ms. Vorakoun and to Messrs. Albright, Greathouse, Mays, and Smith made pursuant to the 2010 Plan. The closing price of the Company’s common stock on the grant date of the February 12, 2025 award was $20.39.

(4)
The values in the “Grant Date Fair Value” column reflect the grant date fair value of the performance share grants at target and restricted share grants to our NEOs during fiscal year 2025, and determined in accordance with FASB ASC 718, disregarding the estimate of forfeitures. Regarding assumptions underlying the valuation of these equity awards, please see Note 20 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2025 Annual Report.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2025
The following table sets forth information with respect to outstanding equity-based awards held by our NEOs as of December 31, 2025.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John P. Albright	62,410	1,148,968	205,527	3,783,752
Steven R. Greathouse	30,001	552,318	77,447	1,425,790
Philip R. Mays	12,841	236,403	22,974	422,951
Daniel E. Smith	22,103	406,916	55,040	1,013,277
Lisa M. Vorakoun	15,798	290,841	33,344	613,854

(1)
This column includes all outstanding time-based restricted stock awards held by our NEOs as of December 31, 2025, including the following: (i) awards to Ms. Vorakoun and to Messrs. Albright, Greathouse, and Smith in 2023 for their 2022 performance and in 2024 for their 2023 performance; and (ii) awards to Ms. Vorakoun and to Messrs. Albright, Greathouse, Mays and Smith in 2025 for their 2024 performance. Each award of time-based restricted stock vests over a three-year period, provided the recipient remains an employee of the Company through the applicable vesting date. See the section below titled “Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of such awards.

(2)
The amounts in these columns represent the market value of the common stock underlying the time-based restricted stock awards and performance-based awards, as applicable, held by the NEOs as of December 31, 2025, which was computed based on the closing price of our common stock on December 31, 2025 (the last trading day of 2025), which was $18.41, and with respect to performance shares, assuming vesting at the maximum (150%) level.

(3)
This column includes all outstanding performance-based awards granted to our NEOs, which vest as set forth in footnote (4) below, including performance shares awarded to Ms. Vorakoun and to Messrs. Albright, Greathouse, and Smith in 2023 for their 2022 performance, in 2024 for their 2023 performance, and to Ms. Vorakoun and to Messrs. Albright, Greathouse, Mays, and Smith in 2025 for their 2024 performance. The performance share awards entitle the recipients to receive, at the conclusion of a three-year performance period, shares of common stock of the Company, the number of such shares to be between 0% and 150% of the number of performance shares awarded, based on the Company’s TSR over the performance period as compared to the TSR of a certain peer group of companies. See Note 20 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2025 Annual Report. See the section below titled “Potential Payments Upon Termination or Change in Control” for a description of potential acceleration and forfeiture provisions of such awards.

(4)
The following sub-table reflects the regularly scheduled vesting date for each award that is disclosed as outstanding within the main table above:

Name	Vesting Date or Last Date of Performance Period	Number of Time-Based Restricted Shares to Vest	Number of Performance- Based Performance Shares to Vest
John P. Albright	December 31, 2025	—	59,163
	January 28, 2026	29,803	—
	December 31, 2026	—	67,870
	January 28, 2027	21,224	—
	December 31, 2027	—	78,494
	January 28, 2028	11,383	—
Steven R. Greathouse	December 31, 2025	—	22,662
	January 28, 2026	14,430	—
	December 31, 2026	—	25,998
	January 28, 2027	10,207	—
	December 31, 2027	—	28,787
	January 28, 2028	5,363	—
Philip R. Mays	January 28, 2026	4,280	—
	January 28, 2027	4,280	—
	December 31, 2027	—	22,974
	January 28, 2028	4,281	—
Daniel E. Smith	December 31, 2025	—	16,996
	January 28, 2026	11,559	—
	December 31, 2026	—	19,499
	January 28, 2027	7,088	—
	December 31, 2027	—	18,545
	January 28, 2028	3,456	—
Lisa M. Vorakoun	December 31, 2025	—	5,515
	January 28, 2026	7,314	—
	December 31, 2026	—	11,222
	January 28, 2027	5,389	—
	December 31, 2027	—	16,607
	January 28, 2028	3,095	—

OPTIONS EXERCISED AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2025
The following table sets forth the total restricted stock and performance shares that vested for our NEOs during the year ended December 31, 2025. No stock options were exercised by NEOs during the year ended December 31, 2025, and currently no NEO holds unexercised stock options.
	STOCK AWARDS
	TIME-VESTING RESTRICTED STOCK AWARDS(1)		PERFORMANCE SHARE AWARDS(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Albright	26,029	513,292	49,802	1,008,989
Steven R. Greathouse	33,249	609,260	17,078	346,000
Philip R. Mays	—	—	—	—
Daniel E. Smith	19,355	361,791	12,078	244,700
Lisa M. Vorakoun	14,920	274,332	4,122	83,512

(1)
Restricted shares vesting in 2025 are comprised of a portion of the time-based restricted shares awarded in 2022, 2023, and 2024 as compensation for 2021, 2022, and 2023 performance, respectively.

(2)
Performance share awards vesting in 2025 were awarded in January 2022 and provided for the recipients to receive, at the conclusion of the performance period commencing January 1, 2022, and ending December 31, 2024, shares of common stock of the Company, the number of such shares to be between 0% and 150% of the number of performance shares awarded, based on the Company’s TSR over the performance period as compared to the TSR of the constituent companies of the Index as of January 1, 2022.

Pension Benefits and Non-Qualified Deferred Compensation
None of our employees are currently eligible to receive benefits under a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Payments and Benefits.   We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and CEO effective August 1, 2011, which agreement was amended and restated several times, most recently on July 29, 2020, and further amended on October 22, 2024. Pursuant to his employment agreement, if Mr. Albright’s employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive (i) separation pay in an amount equal to 275% of the sum of (x) his then-current base salary and (y) his then-current annual target bonus, in one lump sum payment on the 45th day after the date of termination of his employment, and (ii) any payments and benefits to the extent set forth in his equity incentive award agreements, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement contains customary non-competition, non-solicitation, confidentiality and intellectual property provisions.
We entered into an employment agreement with Mr. Greathouse on February 26, 2016, in connection with his appointment as our Senior Vice President-Investments, which agreement was amended on August 4, 2017, and October 22, 2024. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Greathouse’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Greathouse voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive (i) separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, (ii) any amounts due and payable under the Annual Incentive Plan, and (iii) any payments and benefits to the extent set forth in his equity incentive award agreements, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Greathouse’s employment agreement contains customary non-competition, non-solicitation, confidentiality and intellectual property provisions.
We entered into an employment agreement with Mr. Mays on May 29, 2024, in connection with his appointment as our Senior Vice President, Chief Financial Officer and Treasurer. Pursuant to his employment agreement, if Mr. Mays is terminated without cause (as defined in the employment agreement) at any time outside of the twenty-four (24) month period after a change in control of the Company (the “Change in Control Period”), he will receive (i) any amounts due and payable under the Annual Incentive Plan, (ii) any payments and benefits to the extent set forth in his equity incentive award agreements, and (iii) if such termination occurs prior to June 17, 2029, he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 60th day after the date of termination of his employment. If, during the Change in Control Period, Mr. Mays’ employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Mays voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive (i) separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 60th day after the date of termination of his employment, (ii) any amounts due and payable under the Annual Incentive Plan, and (iii) any payments and benefits to the extent set forth in his equity incentive award agreements, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. May’s employment agreement contains customary non-competition, non-solicitation, confidentiality and intellectual property provisions.
We entered into an employment agreement with Mr. Smith on October 22, 2014, in connection with his appointment as our Senior Vice President, General Counsel and Corporate Secretary, which agreement was amended on February 26, 2016, August 4, 2017, and October 22, 2024. Pursuant to his employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Smith’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Smith voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive (i) separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, (ii) any amounts due and payable under the Annual Incentive Plan, and (iii) any payments and benefits to the extent set forth in his equity incentive award agreements, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Smith’s employment agreement contains customary non-competition, non-solicitation, confidentiality and intellectual property provisions.
We entered into an employment agreement with Ms. Vorakoun on October 22, 2024, in connection with her appointment as our Senior Vice President and Chief Accounting Officer. Pursuant to her employment agreement, if, during the Change in Control Period, Ms. Vorakoun’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Ms. Vorakoun voluntarily terminates employment for good reason (as defined in the employment agreement), she will receive (i) separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 60th day after the date of termination of her employment, (ii) any amounts due and payable under the Annual Incentive Plan, and (iii) any payments and benefits to the extent set forth in her equity incentive award agreements, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Ms. Vorakoun’s employment agreement contains customary non-competition, non-solicitation, confidentiality and intellectual property provisions.
The above-referenced employment agreements use the general definitions described below.
“Change in Control” generally has the same definition as contained in the 2010 Plan (see Equity-Based Incentive Awards discussion below at page 51).
“Cause” generally means any of the following:
•
The employee’s arrest or conviction for, plea of nolo contendere to, or admission of the commission of, any act of fraud, misappropriation, or embezzlement, or a criminal felony involving dishonesty or moral turpitude;

•
A breach by the employee of any material provision of the applicable agreement, provided that the employee is given reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach;

•
Any act or intentional omission by the employee involving dishonesty or moral turpitude;

•
The employee’s material failure to adequately perform his/her duties and responsibilities as such duties and responsibilities are, from time to time, in the Company’s discretion, determined and after reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach;

•
Any intentional independent act by the employee that would cause the Company significant reputational injury; or

•
Past or future conduct of the employee, inconsistent with the employee’s reputation at the time the applicable agreement was executed, which comes to light and results in sustained, widespread public condemnation of the employee that reasonably could be expected to cause adverse publicity or economic injury to the Company.

“Good Reason” generally means, without the affected employee’s prior written consent, a material reduction in the employee’s compensation or employment-related benefits, or a material change in the employee’s status, working conditions or management responsibilities. The employee’s termination of employment will not constitute a termination for Good Reason unless the employee first provides written notice to the Company of the existence of the Good Reason within sixty (60) days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty (30) days following such written notice of the Good Reason from the employee to the Company, and the effective date of the employee’s termination of employment is within one (1) year following the effective date of the occurrence of the Good Reason.
Other than as described above, we do not have any employment agreements, change in control agreements, or severance agreements with any of our NEOs.

Annual Incentive Plan Payments.   Under the Annual Incentive Plan, if a participant experiences a qualifying termination (as defined below) prior to or on December 31 of the applicable plan year, such participant will be entitled to receive a prorated annual cash incentive payment for such plan year. The prorated amount will be based on the number of days worked by the participant during the applicable plan year prior to and including the date on which the participant’s termination of employment occurs. The Annual Incentive Plan defines a “qualifying termination” as a termination of employment on or after April 1 of the applicable plan year by (a) the Company without cause or (b) the participant for good reason. “Cause” and “good reason” will have the meanings ascribed to such terms in such participant’s employment or similar agreement or, if no such agreement exists, then as defined in the Annual Incentive Plan. Any prorated annual cash bonus will be payable no later than 30 days following the participant’s termination of employment based on the “target” level of achievement.
Equity-Based Incentive Awards.   All equity award agreements entered into with our NEOs and other officers pursuant to the 2010 Plan (including the award agreements pertaining to time-based restricted shares and performance shares) provide that all unvested awards become vested upon the officer’s termination of employment without cause or the officer’s resignation for good reason (as such terms are defined in the executive’s employment agreement or the award agreement, as applicable) (such termination of employment being a “Qualifying Termination”). With respect to awards of performance shares, (a) in the case of a Qualifying Termination prior to the expiration of the applicable performance period, the percentage of performance shares that vest pursuant to the applicable agreement shall be the greater of (i) the percentage of performance shares that would vest based on the TSR achieved by the Company as if the performance period had ended on the date of the Qualifying Termination, as determined and certified by the Compensation Committee, multiplied by a fraction, the denominator of which is the total number of days in the original performance period and the numerator of which is the number of days from the beginning of the performance period to the date of the Qualifying Termination or (ii) 100% of the performance shares; and (b) in the case of a Qualifying Termination prior to the expiration of the performance period at any time during the 24-month period following a change in control, the number of performance shares that vest pursuant to the applicable agreement shall be 150% of the performance shares.
Under the 2010 Plan, a change of control shall be deemed to have occurred if:
•
any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”);

•
approval by the stockholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

•
upon a change in the composition of the Board such that, during any twelve-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

The following table sets forth the benefit that would have been realized by Ms. Vorakoun and Messrs. Albright, Greathouse, Mays and Smith as of December 31, 2025, if such officer’s employment had been terminated on that date due to a qualifying termination, and the benefit that would have been realized by each NEO as of December 31, 2025, if a change in control had occurred on or before such date.
Name	Benefit	Change in Control Without Termination ($)	Termination without Cause or with Good Reason after Change in Control ($)	Termination without Cause ($)	Termination without Good Reason ($)
John P. Albright	Unvested Time-Based Restricted Stock Awards(1)	—	1,148,968	1,148,968	1,148,968
	Severance pursuant to employment agreement	—	2,392,500	1,740,000	—
	Prorated Annual Incentive Award upon Qualifying Termination	—	2,272,875	826,500	826,500
	Unvested Performance Share Awards (1)(2)(3)	—	3,783,752	2,522,501	2,522,501
	Total	—	9,598,095	6,237,969	4,497,969
Steven R. Greathouse	Unvested Time-Based Restricted Stock Awards(1)	—	552,318	552,318	552,318
	Severance pursuant to employment agreement	—	520,000	—	—
	Prorated Annual Incentive Award upon Qualifying Termination	—	390,000	390,000	390,000
	Unvested Performance Share Awards (1)(2)(3)	—	1,425,790	950,527	950,527
	Total	—	2,888,108	1,892,845	1,892,845
Philip R. Mays	Unvested Time-Based Restricted Stock Awards(1)	—	236,403	236,403	236,403
	Severance pursuant to employment agreement	—	415,000	415,000	—
	Prorated Annual Incentive Award upon Qualifying Termination	—	311,250	311,250	311,250
	Unvested Performance Share Awards(1)(2)(3)	—	422,951	281,968	281,968
	Total	—	1,385,604	1,244,621	829,621
Daniel E. Smith	Unvested Time-Based Restricted Stock Awards(1)	—	406,916	406,916	406,916
	Severance pursuant to employment agreement	—	335,000	—	—
	Prorated Annual Incentive Award upon Qualifying Termination	—	251,250	251,250	251,250
	Unvested Performance Share Awards(1)(2)(3)	—	1,013,277	675,518	675,518
	Total	—	2,006,443	1,333,684	1,333,684
Lisa M. Vorakoun	Unvested Time-Based Restricted Stock Awards(1)	—	290,841	290,841	290,841
	Severance pursuant to employment agreement	—	300,000	—	—
	Prorated Annual Incentive Award upon Qualifying Termination	—	225,000	225,000	225,000
	Unvested Performance Share Awards(1)(2)(3)	—	613,854	409,236	409,236
	Total	—	1,429,695	925,077	925,077
	TOTAL	—	17,307,945	11,634,196	9,479,196

(1)
Values are calculated as if a change in control and/or termination had taken place on December 31, 2025 (the last business day of 2025), using the closing market price per share of our stock on that date of $18.41.

(2)
In the event of termination without cause or with good reason after change in control, the value attributable to the performance shares outstanding as of 12/31/2025 assumes full vesting, i.e., at 150% of target.

(3)
In the event of termination without cause absent change in control, the value attributable to the performance shares outstanding as of 12/31/2025 assumes vesting at 100% of target; however, pursuant to the underlying performance share award agreements, vesting upon termination without cause absent change in control would be the greater of (i) 100% of target or (ii) the percentage of target that would vest based on the Relative TSR achieved as if the applicable performance period had ended on the date of the Qualifying Termination, as determined and certified by the Compensation Committee, multiplied by a fraction, the denominator of which is the total number of days in the original performance period and the numerator of which is the number of days from the beginning of the performance period to the date of the Qualifying Termination.

PAY RATIO
We are providing the following estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees in accordance with applicable SEC rules.
We determined our median employee based on total compensation (including base salary, year-end bonus, and equity compensation (in each case annualized with respect to any full- and part-time employees who joined the Company during 2025)) of each of our 42 employees (excluding the CEO) as of December 31, 2025. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $131,224. As disclosed in the Summary Compensation Table appearing on page 43 above, our current CEO’s annual total compensation for 2025 was $3,905,735. Our current CEO has served in this capacity since August 1, 2011, which period of service includes December 31, 2025, the date of determination for the median employee. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 29.8. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above may not be appropriate as a basis for comparison between companies.

PAY VERSUS PERFORMANCE
The table below is provided in accordance with Item 402(v) of Regulation S-K. This information is being provided for compliance purposes. Neither the Compensation Committee nor the executives of our Company use the information in this table when making compensation decisions. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022, 2023, 2024 and 2025 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average of each of the NEOs’ total compensation for the respective fiscal year.
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) Attributable to Common Stockholders ($ in 000’s)	Adjusted FFO Per Fully Diluted Share(3) ($)
Year					TSR ($)	Peer Group TSR(2) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	3,905,735	3,966,825	1,397,063	1,372,815	196	122	2,580	1.97
2024	3,047,109	4,181,015	942,183	825,555	193	124	(8,779)	2.00
2023	2,622,366	2,355,069	1,218,942	1,108,613	156	120	758	1.91
2022	2,423,711	2,347,865	1,500,597	1,435,223	151	111	(1,623)	1.83
2021	2,357,788	4,535,058	947,655	1,595,876	157	130	27,615	1.45

(1)
Amounts represent “compensation actually paid” (as defined below) to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules, which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	John Albright	Steven Greathouse, Philip Mays, Daniel Smith, Lisa Vorakoun
2024	John Albright	Steven Greathouse, Philip Mays, Matthew Partridge, Daniel Smith, Lisa Vorakoun
2023	John Albright	Steven Greathouse, Matthew Partridge, Daniel Smith
2022	John Albright	Steven Greathouse, Matthew Partridge, Daniel Smith
2021	John Albright	Steven Greathouse, Matthew Partridge, Daniel Smith

(2)
Represents the cumulative TSR (the “Peer Group TSR”) of the 2025 Peer Group (see page 33 above), which was used for compensation benchmarking purposes for 2025 compensation as described above. The 2025 Peer Group consisted of some of the same companies as the 2024 Peer Group, although to construct the 2025 Peer Group, four of the companies from the 2024 Peer Group were removed and five new companies were added. The changes were made by the Compensation Committee after reviewing the Company’s and the peer companies’ asset bases, market capitalizations, total enterprise values, and other factors. Also, the 2024 Peer Group consisted of the same companies as the 2023 Peer Group. For 2022, the peer group used for compensation benchmarking purposes consisted of the same companies as the 2023 Peer Group, except that Cedar Realty Trust, Inc. was included for 2022 and was removed for 2023 and replaced with RPT Realty. This change was made by the Compensation Committee after reviewing the Company’s and the peer companies’ asset bases, market capitalizations, total enterprise values, and other factors. A comparison of the Company’s TSR and the Peer Group TSR for 2021, 2022, 2023, 2024 and 2025 is set forth in the sub-table below.

	Value of Initial Fixed $100 Investment Based On:
Year	Company TSR ($)	2022 Peer Group TSR ($)	2023 Peer Group TSR ($)
2021	157	133	134
2022	151	111	112
2023	156	110	115
2024	193	112	112
2025	196	106	106

(3)
For calculations of AFFO per diluted share, see pages 48 – 50 of our Annual Report on Form 10-K filed with the SEC on February 19, 2026, which also includes a GAAP reconciliation of this non-GAAP measure.

(4)
“Compensation Actually Paid” (“CAP”) to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year (see page 43 above), adjusted as set forth in the sub-table below. As our NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

Adjustments to Determine Compensation “Actually Paid” for PEO	2025	2024	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(1,778,421)	$(1,172,927)	$(1,209,080)	$(1,141,117)	$(1,135,825)	$(929,602)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$1,689,878	$1,709,493	$1,090,110	$1,220,410	$2,066,282	$792,893
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$121,981	$626,117	$(187,893)	$(51,182)	$1,184,425	$(143,285)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$27,651	$(28,777)	$39,566	$(103,957)	$62,388	$33,496
Total Adjustments	$61,089	$1,133,906	$(267,297)	$(75,846)	$2,177,270	$(246,498)
Adjustments to Determine Compensation “Actually Paid” for Non-PEOs (Average)	2025	2024	2023	2022	2021	2020
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(547,192)	$(321,332)	$(499,164)	$(734,921)	$(382,239)	$(328,875)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$517,350	$315,837	$449,983	$716,807	$686,661	$239,386
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$22,396	$116,020	$(75,917)	$(17,214)	$332,595	$(20,377)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(16,803)	$(6,978)	$14,769	$(30,046)	$11,206	$8,839
Deduction for the Fair Value of Awards forfeited during year	$—	$(220,175)	$—	$—	$—	$(96,818)
Total Adjustments	$(24,249)	$(116,628)	$(110,329)	$(65,374)	$648,223	$(197,845)
In addition, because Mr. Partridge was an NEO during a portion of 2024, the calculation above of “Average Compensation Actually Paid to non-PEO NEOs” for 2024 includes amounts paid to Mr. Partridge for such year. If Mr. Partridge’s 2024 compensation had not been included in such calculation for 2024, the “Average Summary Compensation Table Total for Non-PEO NEOs” and “Average Compensation Actually Paid to Non-PEOP NEOs” for 2024 would have been $1,023,393 and $1,281,073, respectively.

Relationship Between Financial Performance Measures
The following graphs compare the CAP for the PEO and the average CAP for the non-PEO NEOs with (i) our cumulative TSR and our peer group TSR, (ii) our net income and (iii) our Adjusted FFO per fully diluted share, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Performance Measures
We believe the following performance measures represent the most important financial performance measures used by us to link our NEOs’ CAP for the fiscal year ended December 31, 2025:
•
Our TSR over a 3-year performance period versus the performance of the Index

•
Adjusted FFO per fully diluted share

•
Other income growth

•
Same-store leased occupancy change

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Incentive Plan” and “Equity Compensation — Performance Shares” in the CD&A included in this proxy statement.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.
Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.
In connection with the preparation and filing of our 2025 Annual Report:
(1)
The Audit Committee reviewed and discussed with management and the independent auditors our audited consolidated financial statements for the year ended December 31, 2025, and reports on the effectiveness of internal controls over financial reporting contained in our 2025 Annual Report, including a discussion of the reasonableness of significant judgements and the clarity of disclosures in the consolidated financial statements.

(2)
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

(3)
The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2025 Annual Report on Form 10-K. The Audit Committee also has appointed, and requested stockholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Submitted by the Audit Committee: George R. Brokaw, Chairman, R. Blakeslee Gable and Christopher W. Haga.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.
Ratification of Independent Registered Public Accounting Firm
The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. Grant Thornton was appointed as the Company’s independent registered public accounting firm on March 2, 2012.
Representatives of Grant Thornton are required to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Although ratification by our stockholders is not a prerequisite to the power of the Audit Committee to appoint Grant Thornton as our independent registered public accounting firm, our Board and the Audit Committee believe such ratification to be advisable and in the best interest of the company. Accordingly, stockholders are being requested to ratify, confirm, and approve the appointment of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2026. If the stockholders do not ratify the appointment of Grant Thornton, the appointment of an independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee has no obligation to change its appointment based on stockholder ratification. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time. This proposal will be approved if the number of votes cast “for” the proposal exceed the number of votes cast “against” the proposal. Abstentions are not considered votes vast for the foregoing purpose, and will have no effect on the outcome of this proposal. Shares represented by validly-executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.
Our Board recommends a vote “FOR” the ratification of Grant Thornton as our independent registered public accounting firm.
Auditor Fees
The following table represents aggregate fees paid to Grant Thornton pertaining to fiscal years 2025 and 2024, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.
	2025	2024
Audit Fees(1)	$619,182	$610,488
Audit-Related Fees(2)	94,500	323,400
Tax Fees(3)	172,369	178,421
All Other Fees	—	—
Total	886,051	1,112,309

(1)
Aggregate fees incurred for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements, review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.

(2)
The audit-related fees incurred in 2025 and 2024 included fees related to property acquisitions and equity offerings.

(3)
Aggregate fees incurred for professional services rendered by Grant Thornton for tax compliance, tax advice, and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy
The Audit Committee has adopted a Pre-Approval Policy (the “Pre-Approval Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.
According to the Pre-Approval Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.
For the fiscal years ended December 31, 2025 and 2024, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2025, less than 50% of the hours expended on Grant Thornton’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Grant Thornton.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.
Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s CFO and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s CFO and will include a description of the services to be rendered. The Company’s CFO will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to vote, on a non-binding advisory basis, to approve the compensation of our NEOs as disclosed in this proxy statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our NEOs, motivate them to perform to their fullest potential, and align their interests with the interests of our stockholders. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic and corporate goals. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs and policies, including information about the fiscal 2025 compensation of our NEOs.
The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the rules and regulations of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables and disclosure.”
While this vote is advisory, and therefore binding on neither the Company, the Compensation Committee nor our Board, we value the opinions of our stockholders and will consider those opinions and the vote outcome when making future compensation decisions for our NEOs.
Our Board recommends a vote “FOR” the approval of our executive compensation program.

PROPOSAL 4: APPROVAL OF THE COMPANY’S
SIXTH AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” APPROVAL OF THIS PROPOSAL.
On April 21, 2026, our Board adopted, subject to stockholder approval, the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan (the “New Plan”), which replaces the Company’s Fifth Amended and Restated 2010 Equity Incentive Plan (the “Existing Plan”) and makes the following material changes:
•
Increases the number of shares of common stock available for issuance under the New Plan from 1,004,558 (the number of shares authorized under the Existing Plan as of April 21, 2026) to 2,254,558 (an increase of 1,250,000 shares);

•
Increases the annual limit on nonemployee director compensation to Awards worth $500,000 (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date);

•
Increases the annual limit applicable to any single Grantee to Awards representing 250,000 shares; and

•
Extends the plan expiration date from June 21, 2033 to June 17, 2036.

Our continuing ability to offer equity incentive awards under an equity incentive plan is critical to our ability to attract, motivate, and retain qualified personnel.
Background
The 2010 Plan was initially adopted by the Board of Directors in 2010, and has been amended by stockholder vote in 2014, 2018, 2020 and 2023 to adjust the number of Shares reserved for issuance thereunder. As of April 16, 2026, the share reserve under the Existing Plan is 1,004,558 Shares.
If stockholders approve this proposal, the New Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the New Plan will not take effect, and the Existing Plan will continue to be administered in its current form until its expiration on June 21, 2033 (or until such time as the shares available for issuance thereunder have been depleted, whichever occurs first). Following the expiration or termination of the Existing Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating, and retaining talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders as effectively as equity incentive awards.
Promotion of Good Corporate Governance Practices.   The 2010 Plan includes a number of corporate governance best practices. These include, but are not limited to, the following:
•
Minimum vesting.   Awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s termination of employment or in the event of a change in control (subject to a 5% carve-out).

•
No evergreen provision.   There is no “evergreen” feature pursuant to which the Shares authorized for issuance can be increased automatically without stockholder approval.

•
No discounted stock options or stock appreciation rights.   Stock options and stock appreciation rights may not be granted with a per Share exercise price less than 100% of our common stock’s fair market value on the date of grant.

•
Restricted dividend equivalents awards.   The 2010 Plan permits payment of dividends or dividend equivalents on awards only if and when the underlying awards vest.

•
No Tax Gross-Ups.   No participant will be entitled under the 2010 Plan to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Tax Code that may be incurred in connection with awards granted under the 2010 Plan.

Shares Available for Future Awards
As of April 16, 2026, 106,156 Shares remained available for grant under the 2010 Plan. In determining the number of additional Shares requested for authorization, the Board of Directors and the Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate,” as discussed below) and the advice of Ferguson Partners. The additional Shares being requested for authorization under the amendment to the 2010 Plan is 1,250,000 Shares.
As of April 16, 2026, the only equity awards outstanding under Company equity plans were 240,110 shares of restricted stock, which are included in the common shares outstanding of 33,783,592; and 314,382 performance shares, which constitute an obligation to issue up to a maximum of 532,100 shares of common stock, depending on the Company’s performance, as set forth in the various performance share award agreements.
Considerations for the Approval of the Amendment to the 2010 Plan
The following is a list of some of the primary factors to be considered by stockholders in connection with approving the amendment to the 2010 Plan:
Modest Share Usage.   When determining the number of additional Shares authorized for issuance under the amendment to the 2010 Plan, the Board of Directors and the Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage.
•
Our three-year average burn rate is 0.68%. This factors in our significant share repurchases in several of the years presented below, as well as our director compensation policy under which our independent directors may elect to receive their annual retainer in the form of Shares. The burn rate demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders.

Year	Time-Vesting Shares Awarded (#)	Performance- Based Shares Earned (#)	Total Shares Granted/ Earned (#)	Basic Weighted Avg Common Shares Outstanding (#)	Burn Rate (%)(1)
2023	96,453	72,141	168,594	22,529,703	0.75
2024	108,391	85,938	194,329	25,361,379	0.77
2025	117,739	55,386	173,125	32,267,365	0.54
2026 (projected)	131,892	69,558	201,450	33,279,563(2)	0.61

(1)
Annual share usage or “burn rate” is determined by dividing total awards granted by the basic weighted average common shares outstanding. Performance shares are included at target level.

(2)
Represents projected weighted average shares outstanding as of the year ending December 31, 2026, assuming no change to number of shares outstanding as of April 16, 2026.

Modest Stockholder Dilution.
•
We are committed to limiting stockholder dilution from our equity compensation programs. If the increase in the additional Shares under the amendment to the 2010 Plan is approved by our stockholders, our overhang would be 4.82. We calculate “overhang” as the total of (i) Shares underlying outstanding awards at target plus Shares available for issuance for future awards, divided by (ii) the total number of Shares outstanding.

As of	Stock Options Outstanding (#)	Stock Options Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Yrs)	Total Full Value Awards Outstanding	Shares Available	Total Shares Within Plans	Common Shares Outstanding	Diluted Common Shares Outstanding	Total Equity Dilution
April 16, 2026	—	—	n/a	314,382	106,156	420,538	33,783,592	34,204,130	1.23%
Additional shares requested	—	—	n/a	—	1,250,000	1,250,000	—	1,250,000	—
April 16, 2026	—	—	n/a	314,382	1,356,156	1,686,400	33,783,592	35,454,130	4.71%
•
Based on our conservative usage of Shares authorized for issuance under the 2010 Plan to date and our reasonable expectation of future equity usage under the 2010 Plan, we believe that the number of additional Shares being requested, together with the Shares currently remaining, will last approximately three to five years. This estimate is based on a forecast that takes into account our current practices under our executive compensation program, an estimated range of our stock price over time, the variable nature of the performance shares that will vest, and our historical forfeiture rates.

Attract and Retain Talent.   We grant equity incentive awards to our executives and employees. Approving the amendment to the 2010 Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company necessary to our success.
Our Board recommends a vote “FOR” the approval of the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan. Summary of the 2010 Plan.
The following is a summary description of the 2010 Plan, including the effect of the proposed amendment to the 2010 Plan. A copy of the Company’s Sixth Amended and Restated 2010 Equity Incentive Plan, adopted pursuant to the Board of Directors’ recommendation, is attached to this proxy statement as Appendix A. The statements made in this proxy statement with respect to the 2010 Plan, as proposed to be amended, should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Sixth Amended and Restated 2010 Equity Incentive Plan, which is attached hereto as Appendix A. Capitalized terms in this summary that are not defined have the meanings as provided in the 2010 Plan.
Administration.   The 2010 Plan is administered by the Compensation Committee of the Board of Directors. Awards are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee will be composed to comply with the requirements under applicable laws and regulations. For example, the Compensation Committee will meet the independence requirements of the NYSE and the “non-employee director” requirements under the Exchange Act, for awards granted to individuals subject to Section 16 of the Exchange Act.
Awards; Eligibility.   Awards under the 2010 Plan may be in the form of stock options (nonqualified stock options or incentive stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and stock payments. Employees of the Company and its subsidiaries and non-employee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan.
Share Reserve.   The maximum number of Shares as to which stock awards may be granted under the 2010 Plan from and after April 16, 2026, with respect to Awards shall not in the aggregate exceed 2,255,141. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Shares issued under the 2010 Plan may be shares of original issuance, shares held in Treasury, or shares that have been reacquired by the Company. The fair market value of a share of the Company’s common stock on April 16, 2026 was $19.77.

Under the 2010 Plan, awards that are forfeited, expire or are canceled or settled without issuance of Shares are not counted against the maximum Shares available for grant. Shares that are tendered in payment of the option exercise price, withheld by the Company to satisfy tax withholding obligations, or are covered by a stock appreciation right (without regard to the number of Shares that are actually issued upon exercise) will not be available for future issuance under the 2010 Plan.
Limitations.   No participant may receive awards during any one calendar year representing more than 250,000 Shares, including with respect to options, stock appreciation rights, and performance-based awards. Further, in no event will the number of Shares issued under the 2010 Plan upon the exercise of incentive stock options exceed 792,304 Shares. These limits are subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events.
Individual Director Limits.   The 2010 Plan caps the amount of equity compensation paid to non-employee directors in any one calendar year at $500,000. For purposes of this limit, the value of equity awards is calculated based on the award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) as of the date of grant.
Stock Options.   Stock options entitle the participant to purchase Shares at a price equal to or greater than the fair market value of the Company’s common stock on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The award agreement may specify that the option price is payable: (i) in cash; (ii) by the transfer to the Company of shares of unrestricted stock owned for at least six months at the time of exercise; (iii) with any other legal consideration the Compensation Committee may deem appropriate; or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant (or five years for persons holding more than 10% of the total combined voting power of all classes of stock of the Company for an option intended to qualify as an incentive stock option). Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.
Stock Appreciation Rights.   Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in Shares. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights will be exercisable. No stock appreciation right may be exercised more than 10 years from the grant date.
Restricted Shares and Restricted Share Units.   An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in return for the performance of services. The participant is entitled to voting rights in such Shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive Shares in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.
Performance Shares and Performance Units.   A performance share is the equivalent of one Share, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has not achieved a minimum acceptable level of achievement, no payment will be made. If the participant is above the minimum acceptable level of achievement, but falls short of the maximum achievement specified, the participant may be deemed to have partly earned the performance shares or performance units in accordance with the predetermined formula. If by the end of the performance period the participant has achieved the specified performance objective, the participant will have earned the performance shares or performance units.
The Compensation Committee has the authority to adjust the performance objectives, or modify the level of achievement required for the performance objectives, for an award in order to prevent the dilution or enlargement of the rights of a participant.
To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Shares or any combination thereof.
Section 162(m).   Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1 million paid to certain senior executives.
Transferability.   No award under the 2010 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.
Clawback of Awards.   The Compensation Committee may, to the extent permitted by applicable law, stock exchange rules or by any Company policy, require recoupment of, or deductions from, any awards or payment made in respect thereof.
Prohibition on Repricing.   Subject to the adjustment provision described above, the Compensation Committee may not reprice any outstanding stock option or stock appreciation right or exchange for cash any outstanding stock option or stock appreciation right that is “out-of-the money” (i.e., with an exercise price that is equal to or greater than the fair market value of a Share).
Termination; Amendment.   The 2010 Plan will terminate on June 17, 2036, the tenth anniversary of the date adopted by the Company’s stockholders. No award will be granted under the 2010 Plan after the termination date.
The 2010 Plan may be amended by the Board of Directors, but (i) without further approval by the stockholders of the Company, no such amendment may increase the limitations set forth in the 2010 Plan on the number of Shares that may be issued under the 2010 Plan and (ii) no amendment may impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company. The Board of Directors may condition any amendment on the approval of the stockholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.
Tax Consequences.   The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
Nonqualified Stock Options.   In general, a participant will not recognize income at the time a nonqualified stock option is granted where the option is granted with an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).
Incentive Stock Options.   A participant generally will not recognize income upon the grant or exercise of an incentive stock option. If Shares issued to a participant upon the exercise of an incentive stock option are not disposed of within two years after the date of grant or within one year after the transfer of the Shares to the participant, then upon the sale of the Shares any amount realized in excess of the exercise price generally will be taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above (a “disqualifying disposition”), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares) over the exercise price paid for the Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long- term capital gain (or loss) depending on the holding period.
Although a participant does not generally recognize income for federal income tax purposes upon the grant of an incentive stock option, the difference between the fair market value of the stock on the date of grant and the option exercise price is a tax preference item that may subject the participant to the alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.
Stock Appreciation Rights.   In general, a participant will not recognize income at the time a stock appreciation right is granted where the stock appreciation right is granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the base price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a stock appreciation right, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).
Restricted Shares.   A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the Shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Restricted Share Units.   A recipient generally will recognize no income upon the receipt of a restricted share unit award. Upon the settlement of a restricted share unit award, the recipient will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any Shares received.
Performance Shares and Performance Units.   A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.
Tax Effect for the Company.   To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m); provided that the Company is not entitled to a deduction with respect to the award of an incentive stock option, unless there is a disqualifying disposition of such incentive stock option.
Section 162(m).   Compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based.

New Plan Benefits
The number of awards that an employee or a non-employee director may receive under the 2010 Plan is in the discretion of the Compensation Committee (as the plan administrator) and, therefore, cannot be determined in advance.
Equity Compensation Plan Information
The following table provides information regarding the Company’s equity compensation plans as of December 31, 2025:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	394,331(2)	—(3)	519,074
Equity compensation plans not approved by security holders	—	—	—
Total	394,331	—	519,074

(1)
Consists entirely of common shares authorized for issuance under the 2010 Plan.

(2)
Reflects the maximum number of shares that may be issued pursuant to all outstanding performance share awards.

(3)
None of the outstanding awards granted under the equity incentive plan described in the table above have an exercise price.

OTHER MATTERS
Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. Unless the date of the Annual Meeting is postponed by more than 30 days from the prior year’s annual meeting of stockholders, the deadline under our Bylaws for any stockholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote on such other matters in their best judgment with respect to the shares for which we have received proxies.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2025, with the exception of the following:
•
Form 4 filed on April 25, 2025, pertaining to the open market purchase of 1,000 shares of common stock by Mr. Smith on March 17, 2023.

•
Form 4 filed on April 25, 2025, pertaining to the gift of 28,520 shares of common stock by Mr. Haga on December 27, 2024, to a trust with respect to which Mr. Haga’s spouse is both a beneficiary and a trustee.

STOCKHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS
Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules
Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2027 annual meeting of stockholders, a written copy of their proposal must be received at our principal executive offices no later than December 29, 2026. Proposals must comply with Regulation 14A under the Exchange Act relating to stockholder proposals in order to be included in our proxy materials.
Advance Notice Requirements for Stockholder Submission of Nominations and Proposals
Required Timing.   In addition, our Bylaws provide that, for any stockholder proposal or director nomination to be properly presented at the 2027 annual meeting of stockholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the Annual Meeting. Thus, to be timely, the written notice of a stockholder’s intent to make a nomination for election as a director or to bring any other matter before the 2026 annual meeting of stockholders must be received by our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789 no earlier than November 19, 2026, and no later than January 18, 2027. Such notice must comply with the advance notice provisions and other requirements of Section 11 of Article II of our Third Amended and Restated
Bylaws. Further, any proxy granted with respect to the 2027 annual meeting of stockholders will confer on management discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.
A copy of our Third Amended and Restated Bylaws is available as an exhibit to a current report on Form 8-K we filed with the SEC on February 17, 2023. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the stockholder making the nomination or proposal, will be disregarded.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 18, 2027.
ANNUAL REPORT
Our Annual Report to Stockholders for the fiscal year ended December 31, 2025, together with this proxy statement, have been made available to the Company’s stockholders at www.edocumentview.com/CTO. Paper copies may be obtained free of charge upon written request to our Corporate Secretary at 369 N. New York Avenue, Suite 201, Winter Park, Florida 32789. Our 2025 Annual Report and proxy statement are also available on our website at www.ctoreit.com.

Appendix A
CTO REALTY GROWTH, INC.
SIXTH AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN
1.
Purpose.   The purposes of the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan (as amended from time to time, the “Plan”) are to (i) align Employees’ and Nonemployee Directors’ long-term financial interests with those of the Company’s stockholders; (ii) attract and retain Employees and Nonemployee Directors by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees and Nonemployee Directors who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.
Definitions.   As used in this Plan, the following terms shall be defined as set forth below:

(a)
“Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Cash Award or Stock Payments granted under the Plan.

(b)
“Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Grantee.

(c)
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)
“Board” means the Board of Directors of the Company.

(e)
“Cash Award” means an Award denominated in cash granted under Section 9 of the Plan.

(f)
“Change in Control” means any of the following events:

(1)
any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

(2)
approval by the stockholders of the Company and consummation of either of the following:

a.
a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger;

b.
a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

c.
a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.
(g)
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)
“Committee” means the committee of the Board described in Section 4 of the Plan.

(i)
“Company” means CTO Realty Growth, Inc., a Maryland corporation, or any successor corporation.

(j)
“Employee” means any person, including an officer, employed on an hourly or salaried basis by the Company or a Subsidiary.

(k)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)
“Fair Market Value” on a given date means:

(1)
if the Stock is listed on a national securities exchange in the United States, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(2)
if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System the trade price of the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(3)
if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(m)
“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(n)
“Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(o)
“Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(p)
“Nonemployee Director” means a member of the Board who is not an Employee.

(q)
“Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(r)
“Option” means any option to purchase Shares granted under Section 5 of the Plan.

(s)
“Option Price” means the purchase price payable upon the exercise of an Option.

(t)
“Performance Objectives” means the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may include:

(1)
return on invested capital;

(2)
free cash flow;

(3)
economic value added (net operating profit after tax less cost of capital);

(4)
total stockholder return;

(5)
operating ratio;

(6)
cost reduction (or limits on cost increases);

(7)
debt to capitalization;

(8)
debt to equity;

(9)
earnings;

(10)
earnings before interest and taxes;

(11)
earnings before interest, taxes, depreciation and amortization;

(12)
earnings per share (including or excluding nonrecurring items);

(13)
earnings per share before extraordinary items;

(14)
income from operations (including or excluding nonrecurring items);

(15)
income from operations compared to capital spending;

(16)
net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes);

(17)
net sales;

(18)
price per share of common stock;

(19)
return on assets;

(20)
return on capital employed;

(21)
return on equity;

(22)
return on investment;

(23)
return on sales; and

(24)
sales volume.

The Committee will generally establish Performance Objectives during the first 90 days of a Performance Period. The Committee is authorized, in its sole and absolute discretion, to adjust, or modify the level of achievement required for, a Performance Objective in order to prevent the dilution or enlargement of the rights of a Grantee.
(u)
“Performance Period” means a period of time established under Section 8 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Shares or Restricted Share Units are to be achieved.

(v)
“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of the Plan.

(w)
“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

(x)
“Restricted Shares” mean Shares granted under Section 7 of the Plan.

(y)
“Restricted Share Unit” means an Award granted under Section 7 of the Plan and denominated in units representing rights to receive Shares.

(z)
“Shares” means shares of the Common Stock of the Company, par value $0.01 per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of the Plan.
(aa)
“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

(bb)
“Stock Appreciation Right” means a right granted under Section 6 of the Plan.

(cc)
“Stock Payment” means Shares granted under Section 9 of the Plan.

(dd)
“Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(ee)
“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates.

3.
Shares Available Under the Plan.

(a)
Reserved Shares.   Subject to adjustment as provided in Section 14 of the Plan, the maximum number of Shares that may be issued or transferred from and after April 16, 2026, with respect to Awards shall not in the aggregate exceed 1,356,156 Shares. Such Shares may be Shares of original issuance, Shares held in treasury or Shares that have been reacquired by the Company. Any awards granted under the Plan on or after its original effective date of April 28, 2010 that consist of (i) Options, Stock Appreciation Rights, Restricted Share Units, or Performance Units or that, at any time, are forfeited, expire or are canceled or settled without issuance of Shares or Restricted Shares that are forfeited pursuant to Section 7(c) or the Restricted Share Award Agreement shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a) and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; or (iii) covered by a Stock Appreciation Right (without regard to the number of Shares that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a).

(b)
Reserved.   [intentionally omitted]

(c)
ISO Maximum.   In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 792,304 Shares, subject to adjustment as provided in Section 14 of the Plan.

(d)
Maximum Calendar Year Award.   No Grantee may receive Awards representing more than 250,000 Shares in any one calendar year, subject to adjustment as provided in Section 14 of the Plan. No Nonemployee Director may receive in any one calendar year more than $500,000 in the aggregate in Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date).

4.
Plan Administration.   This Plan shall be administered by a Committee appointed by the Board from among its members, provided that if the Board does not appoint a Committee, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise. Notwithstanding anything herein to the contrary, the Committee shall consist solely of two (2) or more members of the Board who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Grantees who are subject to Section 16 of the Exchange Act; and (ii) “independent” (within the meaning of the rules of the national securities exchange on which the Company’s Shares are listed), to the extent required:
(a)
to determine the Fair Market Value of the Shares;

(b)
to select the Employees and Nonemployee Directors to whom Awards will be granted under the Plan;

(c)
to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(d)
to determine the number of Shares or amount of cash to be covered by each Award granted under the Plan;

(e)
to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(f)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan.

(g)
to construe and interpret the terms of the Plan and Awards;

(h)
to prescribe, amend and rescind rules and regulations relating to the Plan;

(i)
to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(j)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(k)
to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(l)
to make all other determinations deemed necessary or advisable for administering the Plan.

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.
5.
Options.   The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Number of Shares.   Each grant shall specify the number of Shares to which it pertains.

(b)
Option Price.   Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date (or equal to or greater than 110% of the Fair Market Value with respect to Incentive Stock Options granted to Ten Percent Stockholders).

(c)
Consideration.   Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and for at least six (6) months prior to the time of exercise and which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)
Cashless Exercise.   To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

(e)
Vesting.   Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f)
ISO Dollar Limitation.   Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(g)
Exercise Period.   No Option granted under this Plan may be exercised more than ten years from the Grant Date (or five years from the Grant Date for a Ten Percent Stockholder).

(h)
Award Agreement.   Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.
Stock Appreciation Rights.   The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Payment in Shares.   Each grant shall specify that the amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.

(b)
Exercise Period.   Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(c)
Award Agreement.   Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d)
Exercise Period.   No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

7.
Restricted Shares and Restricted Share Units.   The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Transfer of Shares.   Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the restriction period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become nonforfeitable and the Shares underlying such award of Restricted Shares shall be released by the Company to the Grantee without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.
(b)
Consideration.   Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the Grant Date.

(c)
Substantial Risk of Forfeiture.   Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a Nonemployee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(d)
Voting Rights.   Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to voting rights during the period for which such substantial risk of forfeiture is to continue. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a stockholder with respect to Shares underlying an Award of Restricted Share Unit until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book- entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

(e)
Restrictions on Transfer.   Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

(f)
Performance-Based Restricted Shares and Restricted Share Units.   Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units.

(g)
Award Agreements.   Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.
Performance Shares and Performance Units.   The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)
Number of Performance Shares or Units.   Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)
Performance Period.   The Performance Period with respect to each Performance Share or Performance Unit shall be set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c)
Performance Objectives.   Each grant shall specify the Performance Objectives that are to be achieved by the Grantee.

(d)
Threshold Performance Objectives.   Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e)
Payment of Performance Shares and Units.   Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f)
Maximum Payment.   Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)
Dividend Equivalents.   Subject to Section 17(g), any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional Shares, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)
Adjustment of Performance Objectives.   If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)
Award Agreement.   Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.
Cash Awards.   The Committee is authorized to grant Cash Awards on a free-standing basis or as an element of, supplement to, or in lieu of any other Award under the Plan to Grantees in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

10.
Stock Payments.   If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses, or to provide incentives or recognize special achievements or contributions.

11.
Reduction or Elimination of Qualified Performance-Based Awards.   In determining the actual amount to be paid with respect to a Qualified Performance-Based Award, the Committee may reduce or eliminate the amount payable through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. For the avoidance of doubt, the Committee shall not have the discretion to (i) grant or provide for a payment in respect of a Qualified Performance-Based Award to the extent the applicable Performance Objectives for the Performance Period have not been attained, or (ii) pay any amount in excess of the limitations set forth in Section 3(e) of the Plan.
12.
Clawback.   Notwithstanding anything to the contrary herein, any Award or any payment made in respect of any Award that is subject to recovery under any law, government regulation, exchange listing requirement or Company policy will be subject to such deductions and/or recoupment by the Company as may be required pursuant to such law, government regulation, exchange listing requirement or Company policy (or any policy adopted by the Company pursuant to any such law, government regulation or exchange listing requirement).

13.
Nontransferability.   No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

14.
Adjustments.   The Committee shall make or provide for such adjustments in the (a) number of Shares or cash covered by outstanding Awards, (b) prices per share applicable to outstanding Options and Stock Appreciation Rights, and (c) kind of shares covered by Awards (including shares of another issuer), as the Committee determines in good faith to be equitably required in order to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 of the Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14.

15.
Fractional Shares.   The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16.
Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Grantee or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

17.
Amendments and Other Matters.

(a)
Plan Amendments.   This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of the Plan, other than to reflect an adjustment made in accordance with Section 14 of the Plan, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(b)
Repricing and Cash Buyouts Prohibited.   The Committee shall not (i) reprice any outstanding Option or Stock Appreciation Right, directly or indirectly, or (ii) cancel or surrender in exchange for cash or another Award any outstanding Option or Stock Appreciation Right that is “underwater” (i.e., with an Option Price or exercise price, as applicable, that is equal to or greater than the Fair Market Value of a Share), in each case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14 of the Plan.

(c)
No Employment Right.   This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(d)
Tax Qualification.   To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(e)
Change in Control.   The Committee may, in its sole discretion, provide for immediate and full vesting of an Award upon the occurrence of a Change in Control of the Company. Should the Committee determine to make such a provision with respect to the grant of an Award, a representation to that effect shall be set forth in the Award Agreement.

(f)
Minimum Vesting Requirements.   Notwithstanding anything to the contrary contained herein, and subject to Section 17(e), no portion of any Award shall vest over a period of less than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of any Award or otherwise lapse or waive the Minimum Vesting Requirements upon (A) the termination of employment of the Grantee or (B) a Change in Control (subject to the requirements of Section 17(e)) and (ii) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 3(a), as may be adjusted pursuant to Section 14).

(g)
Dividends on Unvested Equity.   Any Award (other than Options and Stock Appreciation Rights) may provide for the payment to the Grantee of dividends or dividend equivalents thereon in cash or additional Shares; provided, however, that the Award Agreement shall provide that any dividends or dividend equivalents shall be subject to the same restrictions on vesting and forfeiture as apply to the underlying Award to which such dividends or dividend equivalents relate; provided, further, that, if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

18.
Effective Date.   This CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan became effective upon its adoption by the common stockholders of the Company on June 17, 2026. It replaced and superseded the Company’s Fifth Amended and Restated 2010 Equity Incentive Plan, which became effective upon its adoption by the common stockholders of the Company on June 21, 2023.

19.
Termination.   This Sixth Amended and Restated 2010 Equity Incentive Plan shall terminate on June 17, 2036, and no Award shall be granted after that date.

20.
Governing Law. The Plan and any Award Agreements shall be administered, interpreted and enforced under the laws of the State of Maryland without regard to conflicts of laws thereof.

The CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan was approved by the Board of Directors on April 21, 2026 and is pending approval by the common stockholders of the Company.

APPENDIX B
Non-GAAP Reconciliation
This Proxy Statement includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this Appendix B. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. Our definitions and calculations of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies.
These non-GAAP financial measures do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.
SAME PROPERTY NOI
To derive same-property net operating income (“Same-Property NOI”), GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs,, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.
We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Same-Property NOI Reconciliation
(Unaudited)
(In thousands)
	Year Ended
	December 31, 2025	December 31, 2024
Net Income (Loss) Attributable to the Company	$10,092	$(1,965)
Gain on Disposition of Assets	(21,452)	(8,308)
Loss on Extinguishment of Debt	20,449	—
Provision for Impairment	68	676
Depreciation and Amortization	60,015	65,049
Amortization of Intangibles to Lease Income	1,006	254
Straight-Line Rent Adjustment	2,159	1,681
Accretion of Tenant Contribution	52	52
Interest Expense	26,928	22,521
General and Administrative Expenses	18,527	16,269
Investment and Other Income (Loss)	(3,451)	(2,606)
Income Tax Benefit (Expense)	446	(339)
Real Estate Operations Revenues	—	(1,981)
Real Estate Operations Direct Cost of Revenues	—	1,437
Management Fee Income	(4,849)	(4,590)
Interest Income from Commercial Loans and Investments	(12,540)	(7,357)
Other Non-Recurring Items(1)	(1,113)	(1,507)
Less: Impact of Properties Not Owned for the Full Reporting Period	(32,219)	(17,163)
Same-Property NOI	$64,118	$62,123
Less: Same Property NOI for Other Properties	(5,141)	(5,635)
Same-Property NOI for Shopping Centers	$58,977	$56,488

(1)
Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and other non-recurring items.

PRO FORMA ADJUSTED EBITDA
To derive Pro Forma Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.
We believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
Reconciliation of Net Debt Plus Preferred to Pro Forma Adjusted EBITDA
(Unaudited)
(In thousands)
Three Months Ended December 31, 2025
Net Income Attributable to the Company	$28,335
Depreciation and Amortization of Real Estate	15,411
Gain on Disposition of Assets	(20,079)
Unrealized Gain & Realized Loss on Investment Securities	(5,919)
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(110)
Straight-Line Rent Adjustment	(469)
Other Depreciation and Amortization	(1)
Amortization of Loan Costs & Capitalized Interest	203
Non-Cash Compensation	936
Other Non-Recurring Items(1)	(387)
Interest Expense, Net of Amortization of Loan Costs	6,896
Adjusted EBITDA	$22,938
Annualized Adjusted EBITDA	$91,752
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net(2)	1,816
Annualized Preferred Dividends	7,512
Pro Forma Adjusted EBITDA	$101,080
Total Long-Term Debt	$616,345
Financing Costs, Net of Accumulated Amortization	2,455
Cash and Cash Equivalents	(6,467)
Preferred Outstanding (at par value)	117,827
Net Debt	$718,550
Net Debt to Pro Forma Adjusted EBITDA	7.1x

(1)
Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

(2)
Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended December 31, 2025.

(3)
Includes only restricted cash held in escrow accounts to be reinvested through the like-kind exchange structure.

CTO REALTY GROWTH

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mr. John P. Albright	☐	☐	☐	02 - Mr. George R. Brokaw	☐	☐	☐	03 - Mr. Christopher J. Drew	☐	☐	☐
04 - Ms. Laura M. Franklin	☐	☐	☐	05 - Mr. R. Blakeslee Gable	☐	☐	☐	06 - Mr. Christopher W. Haga	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

6 3 B M

04ABLB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/CTO or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/CTO T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T1.Election of Directors:ForAgainst AbstainForAgainst AbstainForAgainst Abstain 01- Mr. John P. Albright 04 - Ms. Laura M. Franklin 02- Mr. George R. Brokaw 05 - Mr. Christopher W. Haga 03- Mr. Christopher J. Drew 06 - Mr. R. Blakeslee Gable 2.Approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2025. ForAgainst Abstain 3.Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2026. ForAgainst Abstain 4.Approve the CTO Realty Growth, Inc. Sixth Amended and Restated 2010 Equity Incentive Plan, replacing the Company’s Fifth Amended and Restated 2010 Equity Incentive Plan.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.6 3 B M04ABLB

2026 Annual Meeting Admission TicketThe 2026 Annual Meeting of Stockholders of CTO Realty Growth, Inc. will be held onWednesday, June 17, 2026 at 11:00 a.m. Eastern Time, virtually via the Internet at www.meetnow.global/M24KY7F.Important notice regarding availability on the Internet of proxy materials for the 2026 Annual Meeting of Stockholders.The materials are available at: www.edocumentview.com/CTOT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.TNotice of Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — June 17, 2026Laura M. Franklin and John P. Albright (the “Proxies”), or each or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CTO Realty Growth, Inc. to be held on June 17, 2026 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the six director nominees and FOR items 2, 3 and 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below.Comments — Please print your comments below.